AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG


                               UBRANDIT.COM, INC.,


                           UBRANDIT ACQUISITION CORP.


                                       AND


                             MINDTRONICS CORPORATION



                                DECEMBER 4, 2000


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                                TABLE OF CONTENTS

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ARTICLE I THE MERGER...............................................................................1
         1.1      The Merger.......................................................................1
         1.2      Effect on Capital Stock..........................................................3
         1.3      Surrender of Certificates........................................................5
         1.4      No Further Ownership Rights in Seller Capital Stock..............................7
         1.5      Lost, Stolen or Destroyed Certificates...........................................7
         1.6      Tax and Accounting Consequences..................................................7
         1.7      Taking of Necessary Action; Further Action.......................................8

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER................................................8
         2.1      Organization And Related Matters.................................................8
         2.2      Capitalization...................................................................9
         2.3      Financial Statements; Changes; Contingencies.....................................9
         2.4      Books and Records...............................................................12
         2.5      Taxes...........................................................................13
         2.6      Material Contracts..............................................................15
         2.7      Contracts; No Defaults..........................................................16
         2.8      Title To Property; Encumbrances.................................................18
         2.9      Condition and Sufficiency of Assets.............................................19
         2.10     Accounts Receivable.............................................................19
         2.11     Inventory.......................................................................20
         2.12     No Undisclosed Liabilities......................................................20
         2.13     Intellectual Property...........................................................20
         2.14     Corporate Authorization.........................................................22
         2.15     Authorization...................................................................22
         2.16     Non-contravention...............................................................23
         2.17     Legal Proceedings...............................................................24
         2.18     Insurance.......................................................................25
         2.19     Compliance With Law and Legal Requirements; Governmental Authorizations.........26
         2.20     Employees.......................................................................28
         2.21     Employee Benefits...............................................................29
         2.22     Customers.......................................................................30
         2.23     Suppliers.......................................................................31
         2.24     Product Warranties..............................................................31
         2.25     Environmental Law Compliance....................................................31
         2.26     Minute Books....................................................................32
         2.27     Due Diligence Materials.........................................................32
         2.28     Related Party Transactions......................................................32
         2.29     Disclosure......................................................................32
         2.30     No Brokers or Finders...........................................................33

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                                TABLE OF CONTENTS
                                   (CONTINUED)
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ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER...............................................33
         3.1      Organization And Related Matters................................................33
         3.2      Capitalization..................................................................34
         3.3      Corporate Authorization.........................................................34
         3.4      Authorization...................................................................34
         3.5      Non-Contravention...............................................................34
         3.6      Legal Proceedings...............................................................35
         3.7      Compliance With Law.............................................................35
         3.8      No Brokers Or Finders...........................................................35
         3.9      SEC Documents...................................................................35
         3.10     Due Diligence Materials.........................................................36

ARTICLE IV CONDUCT BEFORE CLOSING.................................................................36
         4.1      Conduct of Seller...............................................................36
         4.2      Conduct of Buyer................................................................38
         4.3      No Solicitation of Transactions.................................................38

ARTICLE V ADDITIONAL AGREEMENTS...................................................................39
         5.1      Access..........................................................................39
         5.2      Due Diligence...................................................................39
         5.3      Corporate Clean-Up..............................................................40
         5.4      Preserve Accuracy of Representations and Warranties.............................40
         5.5      Notification of Certain Matters.................................................41
         5.6      Permits and Approvals...........................................................41
         5.7      Stockholder Meeting; Information Statement......................................41
         5.8      Amendment of Articles of Incorporation of Buyer.................................41
         5.9      Preparation of Proxy Statement..................................................42
         5.10     Meeting of Stockholders of Buyer................................................42
         5.11     Loan............................................................................42
         5.12     Legal Services for WebyMan Intellectual Property................................42
         5.13     Conditions......................................................................43
         5.14     Blue Sky Laws...................................................................43
         5.15     Reorganization..................................................................43

ARTICLE VI CONDITIONS TO CLOSING..................................................................43
         6.1      General Conditions..............................................................43
         6.2      Conditions to Obligations of Buyer..............................................44
         6.3      Conditions to Obligations of Seller.............................................46

ARTICLE VII TERMINATION OF OBLIGATIONS............................................................47
         7.1      Termination of Agreement........................................................47
         7.2      Effect of Termination; Break-Up Fee.............................................48

ARTICLE VIII INDEMNIFICATION......................................................................49
         8.1      Escrow Fund.....................................................................49
         8.2      Obligations of Seller...........................................................49
         8.3      Obligations of Buyer............................................................49
         8.4      Procedure.......................................................................49

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                                TABLE OF CONTENTS
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ARTICLE IX MISCELLANEOUS..........................................................................50
         9.1      Survival of Representations and Warranties......................................50
         9.2      Public Announcements............................................................50
         9.3      Confidentiality.................................................................50
         9.4      Expenses........................................................................51
         9.5      Representative..................................................................51
         9.6      Notices.........................................................................51
         9.7      Further Assurances..............................................................52
         9.8      Sections and Other Headings.....................................................52
         9.9      Integrated Agreement............................................................52
         9.10     Assignment......................................................................52
         9.11     Amendments; Waivers.............................................................52
         9.12     Interpretation..................................................................53
         9.13     Counterparts....................................................................53
         9.14     Headings; Exhibits..............................................................53
         9.15     Severability....................................................................53
         9.16     Governing Law...................................................................53
         9.17     Specific Performance............................................................53
         9.18     Arbitration.....................................................................54

EXHIBITS:

SELLER DISCLOSURE SCHEDULE

EXHIBIT A -- DEFINITIONS
EXHIBIT B -- FORM OF STOCKHOLDER SUPPORT AGREEMENT
EXHIBIT C -- LOAN AND SECURITY AGREEMENT AND RELATED PROMISSORY NOTE EXHIBIT D -- FORM OF TAX OPINIONS OF RESPECTIVE COUNSEL OF BUYER AND SELLER EXHIBIT E -- FORM OF OPINION OF COUNSEL TO SELLER
EXHIBIT F -- FORM OF INVESTOR REPRESENTATION LETTER
EXHIBIT G -- FORM OF EMPLOYMENT AGREEMENT
EXHIBIT H -- FORM OF NON-COMPETITION AGREEMENT
EXHIBIT I -- ESCROW AGREEMENT
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                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         This Agreement and Plan of Merger (this "AGREEMENT") is effective as of December 4, 2000, by and among UBRANDIT.COM, INC., a Nevada corporation ("BUYER"), UBRANDIT ACQUISITION CORP., a Nevada corporation ("ACQUISITION CORP."), and MINDTRONICS CORPORATION, a Nevada corporation ("SELLER"). Certain capitalized terms used in this Agreement are defined in the text or on EXHIBIT A attached hereto.

                                    RECITALS
                                    --------

         A. The Boards of Directors of Seller, Buyer and Acquisition Corp. believe it is in the best interests of their respective companies and the stockholders of their respective companies that Seller and Acquisition Corp. combine into a single company through the merger of Acquisition Corp. with and into Seller (the "MERGER") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, the outstanding shares of Seller's capital stock (collectively, "SELLER CAPITAL STOCK") will be exchanged for shares of Buyer's Common Stock ("BUYER COMMON Stock"), as set forth herein.

         C. Seller, Buyer and Acquisition Corp. desire to make certain representations and warranties and other agreements in connection with the Merger.

         D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

         E. Concurrently with the execution of this Agreement, Rod Ylst, Mark La Count, M2HC, Inc., a Utah corporation, M. Karlynn Hinman and Roger C. Royce, each will deliver to Buyer an agreement in the form of EXHIBIT B attached hereto (as amended, supplemented or otherwise modified from time to time, the "STOCKHOLDER SUPPORT AGREEMENT") to vote their shares of Seller Capital Stock in favor of the Merger, on the terms and subject to the conditions set forth in the Stockholder Support Agreement.

         F. The parties intend to cause the Merger to be accounted for as a purchase which is intended not to cause adverse tax implications.

         The parties agree as follows:

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                                    ARTICLE I
                                   THE MERGER

         1.1 THE MERGER.

                  (a) CONSTITUENTS OF THE MERGER. The constituent entities of the Merger are Acquisition Corp. and Seller. The name, address, place of organization, governing law and kind of entity of Acquisition Corp. are as follows:

         Name:                     UBRANDIT ACQUISITION CORP.

         Address:                  6405 Mira Mesa Blvd., Suite 100
                                   San Diego, California 92121

         Place of Organization:    Nevada

         Governing Law:            Nevada

         Kind of Entity:           Corporation

         Relationship to Buyer:    Acquisition Corp. is a wholly-owned
                                   subsidiary of Buyer

The name, address, place of organization, governing law and kind of entity of Seller are as follows:

         Name:                     MINDTRONICS CORPORATION

         Address:                  4505 S. Wasatch Blvd., Suite 210
                                   Salt Lake City, Utah 84124-4202

         Place of Organization:    Nevada

         Governing Law:            Nevada

         Kind of Entity:           Corporation

                  (b) THE MERGER. At the Effective Time (as defined below) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Nevada (the "NEVADA CORPORATION LAW"), Acquisition Corp. will be merged with and into Seller, the separate corporate existence of Acquisition Corp. will cease, and Seller will continue as the surviving corporation. Seller as the surviving corporation after the Merger is referred to in this Agreement from time to time as the "SURVIVING CORPORATION."

                  (c) CLOSING EFFECTIVE TIME. The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof but no later than March 1, 2001 (the "CLOSING DATE"); provided, however, that, in the event that Buyer by March 1, 2001 for any reason whatsoever has not obtained approval of this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, by the holders of at least a majority of the then-outstanding shares of Buyer Common Stock, then the "CLOSING DATE" shall be extended and be deemed and interpreted throughout this Agreement for all purposes to mean September 1, 2001. The Closing will take place at the offices of Seller, located at 4505 S. Wasatch Boulevard, Suite 210, Salt Lake City, Utah 84124-4202, or at such other location as the parties agree. In connection with the Closing, the parties will cause the Merger to be consummated by filing with the Nevada Secretary of State Articles of Merger ("ARTICLES OF MERGER") as required by Section 92A.200 of the Nevada Corporation Law (the time of such filing being the "EFFECTIVE TIME").

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                  (d) EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the Nevada Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Seller and Acquisition Corp. will vest in the Surviving Corporation, and all debts, liabilities and duties of Seller and Acquisition Corp. will become the debts, liabilities and duties of the Surviving Corporation.

                  (e) ARTICLES OF INCORPORATION; BYLAWS. The Articles of Incorporation and bylaws of Acquisition Corp. in effect at the Effective Time will be the Articles of Incorporation and bylaws of the Surviving Corporation until amended in accordance with applicable Law. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) Mark K. La Count, Rod Ylst and M. Karlynn Hinman, Roger
C. Royce, Jeffery Phillips, James W. Truher and one other independent director to be named, will be the directors of Buyer and of the Surviving Corporation, and (ii) Mark K. La Count, Rod Ylst and M. Karlynn Hinman, Roger C. Royce, Jeffery Phillips will be the executive officers of the Surviving Corporation and parent Corporation. The Proxy Statement (as defined in SECTION 5.9 hereof) shall be prepared to solicit the approval of the stockholders of Buyer of the foregoing persons as the director nominees of Buyer.

         1.2 EFFECT ON CAPITAL STOCK. By virtue of the Merger and without any action on the part of Acquisition Corp., Seller or the holders of any of the following securities at the Effective Time:

                  (a) CONVERSION OF SELLER CAPITAL STOCK. Each issued and outstanding share of Seller Capital Stock (other than shares held by persons exercising dissenters' rights in accordance with Sections 92A.300 ET SEQ. of the Nevada Corporation Law ("SELLER DISSENTING SHARES") will be converted into the right to receive a number of newly-issued shares of Buyer Common Stock equal to 12,500,000 divided by the number of shares of Seller Capital Stock outstanding immediately before the Effective Time (the "EXCHANGE RATE"); provided that, if before the Effective Time any dividend is declared or paid on shares of Buyer Common Stock or the shares of Buyer Common Stock are adjusted pursuant to any stock dividend, stock split, reverse stock split or other similar transaction, then the Exchange Rate will be proportionately adjusted accordingly. A portion of the shares of Buyer Common Stock to be issued pursuant to this Section will be deposited in an escrow account pursuant to SECTION 1.3(i) and SECTION 8.1 hereof.

                  (b) CAPITAL STOCK OF ACQUISITION CORP. At the Effective Time, each share of Common Stock of Acquisition Corp. ("ACQUISITION CORP. COMMON STOCK") issued and outstanding immediately before the Effective Time will be converted into and exchanged for one validly issued, fully-paid and nonassessable share of Common Stock of the Surviving Corporation.

                  (c) FRACTIONAL SHARES. No fraction of a share of Buyer Common Stock will be issued, but in lieu thereof each holder of shares of Seller Capital Stock who otherwise would be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock to be received by such holder) will receive from Buyer an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Average Share Price. The fractional share interests of each Stockholder of Seller will be aggregated so that no Stockholder of Seller will receive cash in respect of fractional share interests in an amount greater than the value of the Average Share Price.

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                  (d) DISSENTERS' RIGHTS OF STOCKHOLDERS OF SELLER. Seller
Dissenting Shares, if any, will not be converted into Buyer Common Stock but instead will be converted into the right to receive such consideration as may be determined to be due with respect to such Seller Dissenting Shares pursuant to the Nevada Corporation Law. Seller will give Buyer prompt notice of any demand received by Seller to require Seller to purchase shares of Seller Capital Stock, and Buyer will have the right to direct and participate in all negotiations and proceedings with respect to such demand. Except with the prior written consent of Buyer, or as required under the Nevada Corporation Law, Seller will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Seller Dissenting Shares ("SELLER DISSENTING STOCKHOLDER") who, pursuant to the provisions of the Nevada Corporation Law, becomes entitled to payment of the fair value for shares of Seller Capital Stock will receive payment therefor (but only after the value therefor has been agreed on or finally determined pursuant to such provisions). If, after the Effective Time, any Seller Dissenting Shares lose their status as Seller Dissenting Shares, Buyer will issue and deliver, upon surrender by such stockholder of a certificate or certificates representing shares of Seller Capital Stock, the number of shares of Buyer Common Stock to which such stockholder otherwise would be entitled under this ARTICLE I less the number of shares allocable to such stockholder that have been deposited in the Escrow Fund (as defined below) in respect of such shares of Buyer Common Stock pursuant to
SECTION 1.3(i) and SECTION 8.1 hereof.

                  (e) CERTIFICATE LEGENDS. The shares of Buyer Common Stock to be issued pursuant to this ARTICLE I will not be registered and will be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act, only in certain limited circumstances. Each certificate evidencing shares of Buyer Common Stock to be issued pursuant to this ARTICLE I will bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

         1.3 SURRENDER OF CERTIFICATES.

                  (a) EXCHANGE AGENT. American Securities Transfer & Trust will act as exchange agent (the "EXCHANGE AGENT") in the Merger.

                  (b) BUYER TO PROVIDE COMMON STOCK AND CASH. Promptly after the Effective Time, Buyer will make available to the Exchange Agent for exchange in accordance with this ARTICLE I hereof through such reasonable procedures as Buyer may adopt (i) the shares of Buyer Common Stock issuable pursuant to
SECTION 1.2(a) hereof in exchange for shares of Seller Capital Stock outstanding immediately before the Effective Time less the number of shares of Buyer Common Stock to be deposited into an escrow fund (the "ESCROW FUND") pursuant to the requirements of SECTION 8.1 hereof and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to SECTION 1.2(c) hereof.

                  (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation will cause to be mailed to each holder of record of a certificate or certificates (the "CERTIFICATES") that immediately before the Effective Time represented outstanding shares of Seller Capital Stock, whose shares were converted into the right to receive shares of Buyer Common Stock (and cash in lieu of fractional shares) pursuant to SECTION 1.2(a) hereof, (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon receipt of the Certificates by the Exchange Agent, and will be in such form and have such other provisions as Buyer may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Buyer Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate will be entitled to receive in exchange therefor a certificate representing the number of whole shares of Buyer Common Stock less the number of shares of Buyer Common Stock to be deposited in the Escrow Fund (as applicable) on such holder's behalf pursuant to SECTIONS 1.3(i) and 8.1 hereof and payment in lieu of fractional shares, which such holder has the right to receive pursuant to SECTION 1.2(C) hereof, and the Certificate so surrendered will forthwith be canceled. Until so surrendered, each outstanding Certificate that, before the Effective Time, represented shares of Seller Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Buyer Common Stock into which such shares of Seller Capital Stock will have been so converted and the right to receive an amount in cash in lieu of the issuance of fractional shares in accordance with SECTION 1.2(c) hereof.

                  (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Buyer Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Buyer Common Stock represented thereby until the holder of record of such Certificate has surrendered such Certificate. Subject to applicable Law, following surrender of any such Certificate, there will be paid to the record holder of the certificates representing whole shares of Buyer Common Stock issued in exchange therefor, without interest at the time of such surrender, the amount of any such dividend or other distribution with a record date after the Effective Time theretofore payable (but for the provisions of this SECTION 1.3(d)) with respect to such shares of Buyer Common Stock.

                  (e) TRANSFER OF OWNERSHIP. If any certificate for shares of Buyer Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Buyer or any agent designated by it all transfer or other taxes required by reason of the issuance of a certificate for shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Buyer or any agent designated by it that such tax has been paid or is not payable.

                  (f) TERMINATION OF EXCHANGE. Any portion of the Exchange Fund that remains undistributed to the Stockholders of Seller one year after the Effective Time will be delivered to Buyer, upon demand, and all Stockholders of Seller who have not complied previously with this SECTION 1.3 thereafter will look only to Buyer for payment of their claim for Buyer Common Stock, cash for fractional shares and any dividend or distribution with respect to Buyer Common Stock.

                  (g) NO LIABILITY. Notwithstanding anything to the contrary in this SECTION 1.3, none of the Exchange Agent, the Surviving Corporation or any party hereto will be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                  (h) SELLER DISSENTING SHARES. The provisions of this SECTION
1.3 also will apply to Seller Dissenting Shares that lose their status as such, except that the obligations of Buyer under this SECTION 1.3 will commence on the date of loss of such status, and the holder of such shares will be entitled to receive in exchange for such shares the number of shares of Buyer Common Stock to which such holder is entitled pursuant to SECTION 1.2 hereof.

                  (i) ESCROW. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of SECTION 8.1 hereof, Buyer will cause to be deposited with an an approved Escrow Agent, to be named, a certificate or certificates representing ten percent (10%) of the aggregate shares of Buyer Common Stock to be issued pursuant to SECTION 1.2(a) hereof to Mark K. La Count, Rod Ylst, M2HC, Inc., a Utah corporation, M. Karlynn Hinman and Roger C. Royce (collectively, "SELLER'S PRINCIPAL STOCKHOLDERS"), which shares will be registered in the name of Escrow Agent as nominee for the holders of Certificates of Seller's Principal Stockholders canceled pursuant to this
SECTION 1.3. Such shares will be beneficially owned by Seller's Principal Stockholders and will be held in escrow and will be available to compensate Buyer for certain damages as provided in ARTICLE VIII hereof. To the extent not used for such purposes, such shares will be released and returned on or before December 15, 2001, all as provided in the Escrow Agreement. However, if for any reason, the shareholder approval is not obtained per the transaction agreement then said shares will be released and returned within 5 working days after such determination.

         1.4 NO FURTHER OWNERSHIP RIGHTS IN SELLER CAPITAL STOCK. All shares of Buyer Common Stock issued upon the surrender for exchange of shares of Seller Capital Stock in accordance with the terms of this Agreement (including any cash paid in lieu of fractional shares) will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Seller Capital Stock, and there will be no further registration of transfers on the records of the Surviving Corporation of shares of Seller Capital Stock that were outstanding immediately before the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they will be canceled and exchanged as provided in this ARTICLE I.

         1.5 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event Certificates have been lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof such shares of Buyer Common Stock (and cash in lieu of fractional shares) as may be required pursuant to SECTION 1.3 hereof; provided, however, that Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Buyer, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost stolen or destroyed.

         1.6 TAX AND ACCOUNTING CONSEQUENCES. The parties intend that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and qualify for accounting treatment as a purchase.

         1.7 TAKING OF NECESSARY ACTION; FURTHER ACTION. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Seller and Acquisition Corp., the officers and directors of Seller and Acquisition Corp. are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller and each of Seller's Principal Stockholders represents and warrants as follows:

         2.1 ORGANIZATION AND RELATED MATTERS.

                  (a) Seller is a corporation duly organized, validly existing and in good standing under the Nevada Corporation Law. Seller has all corporate power, Permits and Approvals necessary to own its properties and assets and to carry on its business as now conducted and is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which the character or the location of the assets owned or leased by Seller or the nature of the business conducted by Seller requires licensing or qualification and where the failure to be so licensed or qualified would have a material adverse effect on the Business. SECTION 2.1 of the Seller Disclosure Schedule correctly lists the current directors and executive officers of Seller. Seller is not a registered or reporting company under the Exchange Act.

                  (b) SECTION 2.1 of the Seller Disclosure Schedule contains a complete and accurate list of each Other Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Other Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it currently is being conducted, to own or use the properties and assets that it purports to own or use and to perform all its obligations under Applicable Contracts. Each Other Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

                  (c) Seller has delivered to Buyer true, correct and complete copies of the Organizational Documents of Seller and of each Other Acquired Company, as currently in effect.

         2.2 CAPITALIZATION.

                  (a) The authorized capital stock of Seller consists of 100,000,000 shares of Common Stock. At the Closing Date, there will be outstanding 10,120,160 shares of Common Stock. All outstanding shares of Seller Capital Stock have been duly authorized and validly issued and are fully-paid and nonassessable. Except as set forth in this Section and in SECTION 2.2 of the Seller Disclosure Schedule, there are no outstanding (i) shares of capital stock or voting securities of Seller, (ii) securities of Seller convertible into or exchangeable for shares of capital stock or voting securities of Seller or (iii) options, warrants, restricted stock, other stock-based compensation awards or other rights to acquire from Seller or other obligations of Seller to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Seller. There are no outstanding obligations of Seller to repurchase, redeem or otherwise acquire any securities referred to in clauses (i), (ii) or (iii) above in this paragraph. None of the outstanding equity securities or other securities of Seller was issued in violation of the Securities Act or any other Law or Legal Requirement.

                  (b) All of the outstanding equity securities and other securities of each Other Acquired Company are owned of record and beneficially by Seller or one or more of the Other Acquired Companies, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Other Acquired Company. All of the outstanding equity securities of each Other Acquired Company have been duly authorized and validly issued and are fully-paid and nonassessable. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of any Other Acquired Company. None of the outstanding equity securities or other securities of any Other Acquired Company was issued in violation of the Securities Act or any other Law or Legal Requirement. No Other Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Other Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

         2.3 FINANCIAL STATEMENTS; CHANGES; CONTINGENCIES.

                  (a) Seller has delivered to Buyer (i) an unaudited consolidated balance sheet of Seller and the Other Acquired Companies as of September 30, 2000 (the "INTERIM BALANCE SHEET"), and the related unaudited statement of operations for the nine-month period then ended, (ii) an unaudited consolidated balance sheet of Seller and the Other Acquired Companies as of December 31, 1999, and the related unaudited statement of operations for the year then ended, (iii) an unaudited consolidated balance sheet of Seller and the Other Acquired Companies as of December 31, 1998, and the related unaudited statement of operations for the five-month period then ended, (iv) a consolidated balance sheet of Seller and the Other Acquired Companies as of September 30, 2000, and the related unaudited statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two year period then ended, together with the audit report thereon of BDO Seidman, LLP, Independent Certified Public Accountants (the "AUDITED FINANCIAL STATEMENTS"), and (v) an unaudited consolidated balance sheet of Seller and the Other Acquired Companies as of the Closing Date (the "CLOSING DATE BALANCE Sheet"), and the related unaudited statement of operations for the period from

October 1, 2000 through the Closing Date. Such financial statements and note fairly present the financial condition and the result of operations, changes in stockholder's equity and cash flow of Seller and the other Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material adverse) and the absence of notes (that if presented, would not differ materially from those included in the Balance Sheet The financial statements referred to in this
Section 2.3 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Other acquired Companies are required by GAAP to be included in the consolidated financial statements of Seller. All of the foregoing financial statements are referred to collectively in this Agreement as the "Financial Statements."

                  (b) Except as set forth in SECTION 2.3 of the Seller Disclosure Schedule, since the Interim Balance Sheet Date, whether or not in the Ordinary Course of Business, there has not been, occurred or arisen:

                           (i) any event, occurrence, development or state of
circumstances or facts that would, individually or in the aggregate, have a material adverse effect on the Business;

                           (ii) any declaration, setting aside or payment of any
dividend or other distribution with respect to any shares of Seller Capital Stock, or any repurchase, redemption or other acquisition by Seller or any Other Acquired Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, Seller or any Other Acquired Company;

                           (iii) any incurrence, assumption or guarantee by
Seller or any Other Acquired Company of any indebtedness for borrowed money;

                           (iv) any creation or other incurrence by Seller or
any Other Acquired Company of any Encumbrance on any material asset;

                           (v) any making of any material loan, advance or
capital contribution to or investment in any Person other than an Other Acquired Company;

                           (vi) any damage, destruction or other casualty loss
(whether or not covered by insurance) affecting the Business;

                           (vii) any transaction or commitment made, or any
Contract entered into by Seller or any Other Acquired Company, involving the acquisition or disposition of any material asset of Seller and/or any Other Acquired Company;

                           (viii) any strike or labor dispute, other than
routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any of the employees of Seller or of any Other Acquired Company, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockout, strike, slowdown, work stoppage or threat thereof by or with respect to any of such employees;

                           (ix) any Tax election, change in accounting method or
any settlement or compromise of any Tax liability by Seller or any Other Acquired Company;

                           (x) (i) any grant of any severance or termination pay
to any current or former independent contractor, employee, officer or director of Seller or of any Other Acquired Company, (ii) any increase in benefits payable under any existing severance or termination pay policies or employment Contract to which Seller or any Other Acquired Company is party, (iii) the entering into of any employment, deferred compensation or other similar Contract (or any amendment to any such existing Contract) by Seller or any Other Acquired Company with any current or former independent contractor, director, officer or employee of Seller or of any Other Acquired Company, (iv) the establishment, adoption or material amendment (except as required by applicable Law or Legal Requirement) by Seller or any Other Acquired Company of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of Seller or of any Other Acquired Company or (v) any increase in compensation, bonus or other benefits payable to any current or former director, officer or employee of Seller or of any Other Acquired Company;

                           (xi) change in any Other Acquired Company's
authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Other Acquired Company; issuance of any security convertible into such capital stock; grant by Seller or any Other Acquired Company of any registration right; purchase, redemption, retirement or other acquisition by any Other Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment by Seller or any Other Acquired Company in respect of shares of capital stock;

                           (xii) amendment to the Organizational Documents of
Seller or any Other Acquired Company;

                           (xiii) payment or increase by Seller or any Other
Acquired Company of any bonus, salary or other compensation to any independent contractor, stockholder, director, officer or (except in the Ordinary Course of Business) employee or entry into any employment, severance or similar Contract with any director, officer or employee;

                           (xiv) adoption of, or increase in the payments to or
benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employee of Seller or any Other Acquired Company;

                           (xv) damage to or destruction or loss of any asset or
property of Seller or any Other Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition or prospects of Seller or the Other Acquired Companies, taken as a whole;

                           (xvi) entry into, termination of or receipt of notice
of termination by Seller or any Other Acquired Company of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar agreement or (ii) any Contract or transaction involving a total remaining commitment by or to Seller or any Other Acquired Company of at least $10,000;

                           (xvii) sale (other than sales of inventory in the
Ordinary Course of Business), lease or other disposition of any asset or property of Seller or any Other Acquired Company or mortgage, pledge or imposition of any lien or other encumbrance on any material asset or property of Seller or any Other Acquired Company, including the sale, lease or other disposition of any Intellectual Property;

                           (xviii) cancellation or waiver of any claim or right
with a value to Seller or any Other Acquired Company in excess of $10,000;

                           (xix) material change in the accounting methods used
by Seller or any Other Acquired Company; or

                           (xx) agreement, whether oral or written, by Seller or
any Other Acquired Company to do any of the foregoing.

                  (c) Seller and the Other Acquired Companies have no liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, except liabilities that (i) are reflected or disclosed in the Balance Sheet, (ii) were incurred after the Balance Sheet Date in the Ordinary Course of Business or
(iii) are set forth in SECTION 2.3(c) of the Seller Disclosure Schedule.

         2.4 BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of Seller and of the Other Acquired Companies, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and the requirements of
Section 13(b)(2) of the Exchange Act (regardless of whether or not Seller or the Other Acquired Companies are subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of Seller and of the Other Acquired Companies contain accurate and complete records of all meetings held of, and corporate actions taken by, the stockholders, the Boards of Directors and committees of the Boards of Directors of Seller and of the Other Acquired Companies, and no meeting of any such stockholders, Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of Seller and the Other Acquired Companies.

         2.5 TAXES.

         Except as set forth in SECTION 2.5 of the Seller Disclosure Schedule:

                  (a) All Tax Returns required to be filed by or with respect to Seller have been timely filed, and all such Tax Returns are complete and correct in all material respects. Seller has paid all Taxes that are due from or with respect to Seller for the periods covered by such Tax Returns and has made all required estimated Tax payments sufficient to avoid penalties for underpayment. The accrual for Taxes in the Interim Balance Sheet is adequate to cover all unpaid Taxes (whether or not disputed and whether or not due) of Seller with respect to all taxable periods ending on or before September 30, 2000. Seller has not incurred any Tax after September 30, 2000, except for Taxes incurred in the Ordinary Course of Business.

                  (b) (i) the Tax Returns referred to in clause (a) above have not been examined by the IRS or other appropriate Governmental Entity, or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (ii) there is no audit, examination, suit, investigation or similar proceeding pending or, to the Knowledge of Seller, proposed or threatened with respect to Taxes of Seller, and, to the Knowledge of Seller, no basis exists therefor; and (iii) there are no outstanding waivers extending the statutory period of limitation relating to the payment of Taxes due from Seller.

                  (c) SECTION 2.5(c) of the Seller Disclosure Schedule sets forth the amount of net operating losses, net capital losses, foreign Tax credits and investment and other Tax credits of Seller as of the date of the Interim Balance Sheet.

                  (d) No Closing Agreement pursuant to Section 7121 of the Code or any similar provision of any state, local or foreign Law has been entered into by or with respect to Seller that reasonably could be expected to have an effect on Seller's liability for or reporting of Taxes in any period ending after the Closing Date.

                  (e) All Taxes that Seller has been required by Law or Legal Requirement to withhold or to collect for payment have been duly withheld and collected and have been paid or accrued, reserved against and added on the books of Seller. Seller has complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                  (f) Seller is not liable for the Taxes of any Person, including as a transferee, pursuant to Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or foreign Law or Legal Requirement, or as a result of any contractual arrangement with any third party or any taxing authority.

                  (g) No consent to the application of Section 341(f)(2) of the Code (or any similar state law provision) has been made or filed by or with respect to Seller.

                  (h) There is no Contract by or with Seller covering any Person as to which payment or vesting thereunder (including any payment or vesting as a result of the Merger) could result in a nondeductible expense to Seller by reason of Section 280(G) of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

                  (i) There are no liens for Taxes on the assets of Seller, except for liens relating to current Taxes not yet due and payable.

                  (j) The Other Acquired Companies have filed or caused to be filed (on a timely basis since October 1, 1999) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Law and Legal Requirements. Seller has delivered to Buyer copies of, and SECTION 2.5(j) of the Seller Disclosure Schedule contains a complete and accurate list of, all such Tax Returns filed since October 1, 1999. The Other Acquired Companies have paid, or made provisions for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by any Other Acquired Company, except such Taxes, if any, as are listed in SECTION 2.5(j) of the Seller Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Interim Balance Sheet.

                  (k) The United States federal and state income Tax Returns of each Other Acquired Company subject to such Taxes have not been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through October 1, 1999. SECTION 2.5(k) of the Seller Disclosure Schedule contains a complete and accurate list of all audits of all such Tax Returns, including a reasonable detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled or, as described in SECTION 2.5(k) of the Seller Disclosure Schedule, are being contested in good faith by appropriate proceedings. SECTION 2.5(k) of the Seller Disclosure Schedule describes all adjustments to the United States federal income Tax Returns filed by any Other Acquired Company for all taxable years since October 1, 1999, and the resulting deficiencies proposed by the IRS. Except as described in SECTION 2.5(k) of the Seller Disclosure Schedule, no Other Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Other Acquired Company or for which any Other Acquired Company may be liable.

                  (l) The charges, accruals and reserves with respect to Taxes on the Interim Balance Sheet are adequate (determined in accordance with GAAP) and are at least equal to that Other Acquired Company's liability for Taxes. There exists no proposed tax assessment against any Other Acquired Company except as disclosed in the Balance Sheet or in SECTION 2.5(L) of the Seller Disclosure Schedule. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or asset held, acquired or to be acquired by any Other Acquired Company. All taxes that any Other Acquired Company is or was required by Law or Legal Requirement to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity or other Person.

                  (m) All Tax Returns filed by (or that include on a consolidated basis) any Other Acquired Company are true, correct and complete. There is no tax sharing agreement that will require any payment by any Other Acquired Company after the date of this Agreement. No Other Acquired Company is, or within the five-year period preceding the Closing Date has been, an "S" corporation.

         2.6 MATERIAL CONTRACTS. SECTION 2.6 of the Seller Disclosure Schedule lists each Contract to which Seller is a party or to which Seller or any of Seller's properties is subject or by which any thereof is bound that is deemed a Material Contract under this Agreement. Unless otherwise so noted in SECTION 2.6 of the Seller Disclosure Schedule, each such Contract was entered into in the Ordinary Course of Business. Each Contract that (a) after the Balance Sheet Date obligates Seller to pay or receive an amount of $50,000 or more, (b) has an unexpired term as of the date of this Agreement in excess of one year, (c) represents a Contract upon which the Business is substantially dependent or which otherwise could be material to the Business, (d) relates to indebtedness for money borrowed or provides for an extension of credit, (e) limits or restricts the ability of Seller to compete or otherwise to conduct its business in any manner or place, (f) provides for a guaranty or indemnity by Seller, (g) grants a power of attorney, agency or similar authority to another Person, (h) contains a right or obligation of any Associate, Affiliate, officer or director of Seller to Seller, (i) is an employment contract, consulting agreement, stockholder agreement or voting trust or (j) was not made in the Ordinary Course of Business will be deemed to be a Material Contract and has been identified in
SECTION 2.6 of the Seller Disclosure Schedule. True copies of the Material Contracts appearing in SECTION 2.6 of the Seller Disclosure Schedule, including all amendments and supplements thereto, and a written description of the terms of all oral Material Contracts, have been delivered to Buyer. Each Material Contract is valid and subsisting; Seller has duly performed all of Seller's obligations thereunder to the extent that such obligations to perform have accrued; and no breach or default, alleged breach or default, or event that would (with the passage of time, notice or both) constitute a material breach or default, thereunder by Seller or, to the Knowledge of Seller, any other party or obligor with respect thereto, has occurred or as a result of this Agreement or performance hereof will occur. Consummation of the transactions contemplated by this Agreement will not (and will not give any Person a right to) terminate or modify any right of, or accelerate or augment any obligation of, Seller under any of the Contracts listed in SECTION 2.6 of the Seller Disclosure Schedule, except as set forth in SECTION 2.6 of the Seller Disclosure Schedule.

         2.7 CONTRACTS; NO DEFAULTS.

                  (a) SECTION 2.7(a) of the Seller Disclosure Schedule contains a complete and accurate list, and Seller has delivered to Buyer true and complete copies, of:

                           (i) each Applicable Contract that involves
performance of services or delivery of goods or materials by Seller or one or more Other Acquired Companies of an amount or value in excess of $10.000;

                           (ii) each Applicable Contract that involves
performance of services or delivery of goods or materials to Seller or one or more Other Acquired Companies of an amount or value in excess of $10,000;

                           (iii) each Applicable Contract that was not entered
into in the Ordinary Course of Business and that involves expenditures or receipts by Seller or one or more Other Acquired Companies in excess of $10,000;

                           (iv) each lease, rental or occupancy agreement,
license, installment and conditional sale agreement and other Applicable Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year) of Seller or one or more Other Acquired Company;

                           (v) each licensing agreement or other Applicable
Contract with respect to patents, trademarks, copyrights or other intellectual property, including agreements with current or former employees, consultants or contractor regarding the appropriation or the nondisclosure of any of Intellectual Property of Seller or one or more Other Acquired Company;

                           (vi) each collective bargaining agreement and other
Applicable Contract to or with any labor union or other employee representative of a group of employees of Seller or any Other Acquired Company;

                           (vii) each joint venture, partnership and other
Applicable Contract (however named) involving a sharing of profits, losses, costs or liabilities by Seller or any Other Acquired Company with any other Person;

                           (viii) each Applicable Contract containing covenants
that in any way purport to restrict the business activity of Seller or any Other Acquired Company or any Affiliate of Seller or any Other Acquired Company or limit the freedom of Seller or any Other Acquired Company or any Affiliate of Seller or any Other Acquired Company to engage in any line of business or to compete with any Person;

                           (ix) each Applicable Contract providing for payments
to or by any Person based on sales, purchases or profits, other than direct payments for goods;

                           (x) each power of attorney on behalf of Seller or any
Other Acquired Company that is currently effective and outstanding;

                           (xi) each Applicable Contract entered into other than
in the Ordinary Course of Business that contains or provides for an express undertaking by Seller or any Other Acquired Company to be responsible for consequential damages;

                           (xii) each Applicable Contract for capital
expenditures by Seller or any other Acquired Company in excess of $10,000;

                           (xiii) each written warranty, guaranty and/or other
similar undertaking with respect to contractual performance extended by Seller or any Other Acquired Company other than in the Ordinary Course of Business; and

                           (xiv) each amendment, supplement and modification
(whether oral or written) in respect of any of the foregoing.

SECTION 2.7(a) of the Seller Disclosure Schedule sets forth reasonably complete details about such Contracts, including the parties to such Contracts, the amount of the remaining commitment of Seller and/or the Other Acquired Companies under such Contracts and the Other Acquired Companies' offices where details relating to the Contracts are located, as applicable.

                  (b) Except as set forth in SECTION 2.17(b) of the Seller Disclosure Schedule:

                           (i) Seller has no right under, and Seller is not and
will not become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, any Other Acquired Company; and

                           (ii) no officer, director, agent, employee,
consultant or contractor of Seller or any Other Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant or contractor to (A) engage in or continue any conduct, activity or practice relating to the business of Seller and/or any Other Acquired Company or (B) assign to Seller and/or any Other Acquired Company or to any other Person any right to any invention, improvement or discovery.

                  (c) Except as set forth in SECTION 2.17(c) of the Seller Disclosure Schedule, each Contract identified or required to be identified in
SECTION 2.17(A) of the Seller Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms.

                  (d) Except as set forth in SECTION 2.17(d) of the Seller Disclosure Schedule:

                           (i) Seller and each Other Acquired Company is, and at
all times since October 27, 1999 has been, in full compliance with all applicable terms and requirements of each Contract under which Seller and/or such Other Acquired Company has or had any obligation or liability or by which Seller and/or such Other Acquired Company or any of the assets owned or used by Seller and/or such Other Acquired Company is or was bound;

                           (ii) each other Person that has or had any obligation
or liability under any Contract under which Seller or any Other Acquired Company has or had any right is, and at all times since October 27, 1999 has been, in full compliance with all applicable terms and requirements of such Contract;

                           (iii) no event has occurred or circumstance exists
that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give any Other Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract; and

                           (iv) neither Seller nor any Other Acquired Company
has given to or received from any other Person, at any time since October 27, 1999, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Contract.

                  (e) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amount paid or payable to Seller or any Other Acquired Company under current or completed Contracts with any Person, and no such Person has made written demand for such renegotiation.

                  (f) The Contracts relating to the sale, design, manufacture or provision of products or services by Seller and the Other Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Law or Legal Requirement.

         2.8 TITLE TO PROPERTY; ENCUMBRANCES. SECTION 2.8 of the Seller Disclosure Schedule contains a complete and accurate list of all real property, leaseholds or other interests therein owned by Seller or any Other Acquired Company. Seller has delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which Seller and/or the Other Acquired Companies acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of Seller or the Other Acquired Companies and relating to such property or interests. Seller and the Other Acquired Companies own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal or mixed and whether tangible or intangible) that they purport to own, including all of properties and assets reflected in the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in SECTION 2.8 of the Seller Disclosure Schedule and the personal property sold since the date of the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired (by Seller and/or the Other Acquired Companies since the date of the Interim Balance Sheet (except for personal property acquired and sold since the date of the Interim Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in SECTION 2.8 of the Seller Disclosure Schedule). All material properties and assets reflected in the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any right of way, building use restriction, exception, variance, reservation or limitation of any nature except, with respect to all such properties and assets,
(a) mortgages or security interests shown on the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto or impairs the operations of Seller or any Other Acquired Company and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants and structures owned by Seller and the Other Acquired Companies lie wholly within the boundaries of the real property owned by Seller and the Other Acquired Companies and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

         2.9 CONDITION AND SUFFICIENCY OF ASSETS. The buildings, plants, structures and equipment of Seller and the Other Acquired Companies are sound structurally, are in good operating condition and repair and are adequate for the use to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature of cost. The building, plants, structures and equipment of Seller and the Other Acquired Companies are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted before the Closing.

         2.10 ACCOUNTS RECEIVABLE. All accounts receivable of Seller and the Other Acquired Companies that are reflected on the Interim Balance Sheet or the Closing Date Balance Sheet (collectively, the "ACCOUNTS RECEIVABLE") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid before the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or the Closing Date Balance Sheet (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within 90 days after the day on which it first becomes due and payable. There is no contest, claim or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. SECTION 2.10 of the Seller Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

         2.11 INVENTORY. Except as set forth in SECTION 2.11 of the Seller Disclosure Schedule, all inventory of Seller and the Other Acquired Companies, whether or not reflected in the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Interim Balance Sheet. All inventories not written off have been priced at the lower of cost or on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of Seller and the Other Acquired Companies.

         2.12 NO UNDISCLOSED LIABILITIES. Except as set forth in SECTION 2.12 of the Seller Disclosure Schedule, Seller and the Other Acquired Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         2.13 INTELLECTUAL PROPERTY.

                  (a) SECTION 2.13(a) of the Seller Disclosure Schedule contains a complete and correct list of (i) all Intellectual Property that is owned by Seller or any Other Acquired Company and primarily related to, used in, held for use in connection with or necessary for the conduct of, or otherwise material to, the Business, (ii) all Contracts pursuant to which Seller or any Other Acquired Company has licensed Intellectual Property to, or the use of Intellectual Property otherwise is permitted by, any other Person and (iii) all Contracts pursuant to which Seller or any Other Acquired Company has had Intellectual Property licensed to it or otherwise has been permitted to use Intellectual Property. Except as set forth in SECTION 2.13(a) of the Seller Disclosure Schedule, (a) neither Seller nor any Other Acquired Company has assigned, hypothecated or otherwise encumbered any Intellectual Property and (b) none of the licenses included in the Intellectual Property of Seller or any Other Acquired Company purport to grant sole or exclusive licenses to another Person, including sole or exclusive licenses limited to specific fields of use. Except as set forth in SECTION 2.13(a) of the Seller Disclosure Schedule, the patents owned by Seller or any Other Acquired Company are valid and enforceable, and any patent issuing from patent applications of Seller the best of Seller's knowledge, or any Other Acquired Company will be valid and enforceable. Except as set forth in SECTION 2.13(a) of the Seller Disclosure Schedule, Seller has no Knowledge of any infringement by any other Person of any Intellectual Property of Seller or any Other Acquired Company, and neither Seller nor any Other Acquired Company has entered into any agreement to indemnify any other party against any charge of infringement of any Intellectual Property. Except as set forth in SECTION 2.13(a) of the Seller Disclosure Schedule, neither Seller nor any Other Acquired Company, to the best of Seller's knowledge, has violated or violates or infringes any Intellectual Property of any other Person, and neither Seller nor any Other Acquired Company has received any communication alleging that it violates or infringes the Intellectual Property of any other Person. Except as set forth in SecTION 2.13(a) of the Seller Disclosure Schedule, neither Seller nor any Other Acquired Company has been sued for infringing any Intellectual Property of another Person.

                  (b) Seller and the Other Acquired Companies collectively have full title and ownership of, or have license to, all Intellectual Property necessary to enable Seller and/or the Other Acquired Companies and/or (after the Closing) the Surviving Corporation to carry on the Business as now conducted and as presently proposed to be conducted without any conflict with or infringement of the rights of any other Person (collectively, the "NECESSARY INTELLECTUAL PROPERTY"). No third Person has any ownership right, title, interest, claim in or lien on any of the Necessary Intellectual Property, and Seller and the Other Acquired Companies individually and collectively have taken, and in the future Seller and the Other Acquired Companies will take, all steps necessary to preserve Seller's and/or the Other Acquired Companies' legal rights in, and the secrecy of, all of the Necessary Intellectual Property, except those for which disclosure is required for legitimate business or legal reasons.

                  (c) Seller and none of the Other Acquired Companies has granted, and there is not outstanding, any option, license or agreement of any kind relating to any Necessary Intellectual Property, nor is Seller or any Other Acquired Company bound by or a party to any option, license or agreement of any kind with respect to any of the Necessary Intellectual Property. Neither Seller nor any Other Acquired Company is obligated to pay any royalty or other payment to any Person with respect to the marketing, sale, distribution, manufacture, license or use of any of the Necessary Intellectual Property.

                  (d) No employee or consultant of Seller or of any Other Acquired Company is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency or any other restriction that would interfere with the use of such employee's or consultant's best efforts to carry out such employee's or consultant's duties for Seller and/or any Other Acquired Company and/or (after the Closing) the Surviving Corporation or to promote the interests of Seller and/or any Other Acquired Company or that would conflict with the Business as conducted currently and as proposed to be conducted. The carrying on of the Business by the employees and contractors of Seller and/or of any of the Other Acquired Companies and the conduct of the Business by Seller, any Other Acquired Company or (after the Closing) the Surviving Corporation as presently proposed will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or contractors or Seller or any Other Acquired Company currently is obligated. It is not and will not be necessary for Seller, any Other Acquired Company or the Surviving Corporation to use any invention of any employee of Seller or of any Other Acquired Company (or any person that Seller or any Other Acquired Company currently intends to hire) made before such employee's or person's employment by Seller and/or any Other Acquired Company. At no time during the conception of or reduction of any of the Intellectual Property of Seller and/or any Other Acquired Company to practice was any developer, inventor or other contributor to Intellectual Property operating under any grant from any governmental entity or agency or private source performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third Person that could affect adversely Seller's and/or any Other Acquired Company's rights in any of such Intellectual Property.

         2.14 CORPORATE AUTHORIZATION. Seller has all requisite corporate power and authority to execute, deliver and perform each Transaction Document to which it is a party. The execution, delivery and performance of the Transaction Documents to which Seller is a party have been duly authorized by all necessary corporate action on the part of Seller subject only to the approval of the Merger by the Stockholders of Seller as contemplated by SECTION 6.1(a) hereof. This Agreement constitutes, and the other Transaction Documents to which Seller is a party, when executed by Seller, will constitute, the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. The affirmative vote of the holders of a majority of the shares of Seller Capital Stock in accordance with SECTION 6.1(a) hereof is the only vote of the holders of any of Seller Capital Stock necessary under the Nevada Corporation Law to approve this Agreement and the transactions contemplated hereby. Seller's Board of Directors has (i) unanimously approved and adopted this Agreement and the Merger, (ii) determined that in its opinion the Merger is in the best interests of the Stockholders of Seller and is on terms that are fair to the Stockholders of Seller and (iii) recommended that the Stockholders of Seller approve this Agreement and the Merger.

         2.15 AUTHORIZATION. The execution, delivery and performance by Seller of the Transaction Documents to which Seller is a party and the consummation of the transactions contemplated thereby require no action by or in respect of, or filing with, any Governmental Entity except for (a) the filing of the Articles of Merger as provided in SECTION 1.1, (b) filings required under the Securities Act, as applicable, and under any applicable state blue sky Law, (c) such filings as may be required under the Hart-Scott-Rodino Act and (d) other filings and Approvals described in SECTION 2.15 of the Seller Disclosure Schedule.

         2.16 NON-CONTRAVENTION.

                  (a) The execution, delivery and performance by Seller of the Transaction Documents to which Seller is a party and the consummation by Seller of the transactions contemplated thereby do not and will not (i) violate the Articles of Incorporation or bylaws of Seller, (ii) violate any applicable Law or Legal Requirement, (iii) require any consent or other action by any Person under, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or to a loss of any benefit to which Seller is entitled under any provision of any Material Contract or any Permit or Approval affecting, or relating in any way to, the Business or (iv) result in the creation or imposition of any Encumbrance on any asset of Seller or of any Other Acquired Company except, in the case of clauses
(ii), (iii) and (iv), for such matters as would not, individually or in the aggregate, have a material adverse effect on the Business or materially impair the ability of Seller to consummate the transactions contemplated by this Agreement except as set forth and disclosed in the transaction documents.

                  (b) Except as set forth in SECTION 2.16 of the Seller Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time):

                           (i) contravene, conflict with or result in a
violation of (A) any provision of the Organizational Documents of Seller or any Other Acquired Company or (B) any resolution adopted by the board of directors or the stockholders of Seller or any Other Acquired Company;

                           (ii) contravene, conflict with or result in a
violation of, or give any Governmental Entity or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Other Acquired Company or Seller, or any of the assets owned or used by, any Other Acquired Company or Seller, may be subject.

                           (iii) contravene, conflict with or result in a
violation of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Seller or any Other Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, Seller or any Other Acquired Company.

                           (iv) caused Buyer to become subject to or to become
liable for the payment of any Tax;

                           (v) cause any the assets owned by Seller or any Other
Acquired Company to be reassessed or revalued by any taxing authority or other Governmental Entity;

                           (vi) contravene, conflict with or result in a
violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract; or

                           (vii) result in the imposition or creation of any
Encumbrance upon or with respect to any of the assets owned or used by Seller or any Other Acquired Company.

         2.17 LEGAL PROCEEDINGS.

                  (a) No Order has been issued and no Action is pending, or, to the Knowledge of Seller, threatened against or affecting Seller or any of its properties or assets that individually or when aggregated with one or more other Orders or Actions has or might reasonably be expected to have a material adverse effect on (a) Seller, (b) the Business or (c) Seller's ability to perform its obligations under the Transaction Documents or any aspect of the transactions contemplated thereby. SECTION 2.17 of the Seller Disclosure Schedule lists each Order or Action that involves a claim or potential claim of aggregate liability in excess of $50,000 against, or that enjoins or compels or seeks to enjoin or to compel any activity by, Seller. There is no matter as to which Seller has received any notice, claim or assertion, or, to the Knowledge of Seller, which otherwise has been threatened or is reasonably expected to be threatened or initiated, against or affecting any director, officer, employee, agent or representative of Seller or any other Person, nor to the Knowledge of Seller is there any reasonable basis therefor, in connection with which any such Person has or may reasonably be expected to have, any right to indemnification by Seller.

                  (b) Except as set forth in SECTION 2.17 of the Seller Disclosure Schedule, there is no pending Proceeding: (i) that has been commenced by or against any Other Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Other Acquired Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. To the Knowledge of Seller, (1) no such proceeding has been threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such proceeding. Seller has delivered to Buyer copies of all pleadings, correspondence and other documents relating to each proceeding listed in SECTION 2.17 of the Seller Disclosure Schedule. The proceedings listed in
SECTION 2.17 of the Seller Disclosure Schedule will not have a material adverse effect on the business, operations, assets, condition or prospects of any Other Acquired Company.

                  (c) Except as set forth in SECTION 2.17 of the Seller Disclosure Schedule:

                           (i) there is no Order to which any of the Other
Acquired Companies, or any of the assets owned or used by, any Other Acquired Company, is subject;

                           (ii) no Other Acquired Company is subject to any
Order that relates to the business of, or any of the assets owned or used by, such Other Acquired Company or any Other Acquired Company; and

                           (iii) no officer, director, agent or employee of any
Other Acquired Company is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of such Other Acquired Company any Other Acquired Company.

                  (d) Except as set forth in SECTION 2.17 of the Seller Disclosure Schedule:

                           (i) each Other Acquired Company is, and at all times
since October 27, 1999 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                           (ii) no event has occurred or circumstance exists
that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Other Acquired Company, or any of the assets owned or used by any Other Acquired Company, is subject; and

                           (iii) no Other Acquired Company has received, at any
time since October 27, 1999, any notice or other communication (whether oral or written) from any Governmental Entity or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which such Other Acquired Company, or any of the assets owned or used by such Other Acquired Company, is or has been subject.

         2.18 INSURANCE.

                  (a) Seller is and at all times during the past two years has been insured with reputable insurers against all risks normally insured against by companies in similar lines of business. SECTION 2.18 of the Seller Disclosure Schedule lists all insurance policies that are material to the Business and all claims under any insurance policy made since January 1, 1995. All of the insurance policies listed in SECTION 2.18 of the Seller Disclosure Schedule are in full force and effect. Seller is not in default under any such policy except as disclosed to Buyer.

                  (b) Seller has delivered to Buyer:

                           (i) true and complete copies of all policies of
insurance to which Seller or any Other Acquired Company is a party or under which Seller or any Other Acquired Company, or any director of Seller or any Other Acquired Company, is or has been covered at any time within the five years preceding the date of this Agreement;

                           (ii) true and complete copies of all pending
applications for policies of insurance; and

                           (iii) any statement by the auditor of Seller or any
Other Acquired Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

                  (c) SECTION 2.18(c) of the Seller Disclosure Schedule describes:

                           (i) any self-insurance arrangement by or affecting
Seller or any Other Acquired Company, including any reserves established thereunder;

                           (ii) any contract or arrangement, other than a policy
of insurance, for the transfer or sharing of any risk by Seller or any Other Acquired Company; and

                           (iii) all obligations of Seller or the Other Acquired
Companies to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                  (d) Neither Seller nor any Other Acquired Company has received
(A) any refusal of coverage or any notice that a defense will be afforded with reservation of right, or (B) any notice of cancellation or any other indication that any insurance policy no longer is in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

         2.19 COMPLIANCE WITH LAW AND LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

                  (a) Except as set forth in SECTION 2.19 of the Seller Disclosure Schedule:

                           (i) Seller and each Other Acquired Company is, and at
all times since October 27, 1999 has been, in full compliance with each Law and Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                           (ii) no event has occurred or circumstance exists
that (with or without notice or lapse of time) (A) may constitute or result in a violation by Seller or any Other Acquired Company of, or a failure on the part of Seller or any Other Acquired Company to comply with, any Law or Legal Requirement or (B) may give rise to any obligation on the part of Seller or any Other Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                           (iii) neither Seller nor any Other Acquired Company
has received, at any time since October 27, 1999, any notice or other communication (whether oral or written) from any Governmental Entity or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Law or Legal Requirement or (B) any actual, alleged, possible or potential obligation on the part of Seller or any Other Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (b) SECTION 2.19 of the Seller Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by Seller or any Other Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, Seller or any Other Acquired Company. Each Governmental Authorization listed or required to be listed in
SECTION 2.19 of the Seller Disclosure Schedule is valid and in full force and effect. Except as set forth in SECTION 2.19 of the Seller Disclosure Schedule:

                           (i) Seller and each Other Acquired Company is, and at
all times since October 27, 1999 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in SECTION 2.19 of the Seller Disclosure Schedule;

                           (ii) no event has occurred or circumstance exists
that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in
SECTION 2.19 of the Seller Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in SECTION 2.19 of the Seller Disclosure Schedule;

                           (iii) neither Seller nor any Other Acquired Company
has received, at any time since October 27, 1999, any notice or other communication (whether oral or written) from any Governmental Entity or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization; and

                           (iv) all applications required to have been filed for
the renewal of the Governmental Authorizations listed or required to be listed in SECTION 2.19 of the Seller Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Entities, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Entities.

         The Governmental Authorizations listed in SECTION 2.19 of the Seller Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit Seller and the Other Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit Seller and the Other Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

         2.20 EMPLOYEES.

                  (a) Seller has no dispute existing, or to Seller's Knowledge, threatened, involving strikes, work stoppages, slow downs or lockouts. There are no grievance proceedings or claims of unfair labor practices filed or, to Seller's Knowledge, threatened to be filed with the National Labor Relations Board or any state agency against Seller. There is no union representation or organizing effort pending or, to Seller's Knowledge, threatened against Seller. Seller has not agreed to recognize any union or other collective bargaining unit. None of the key employees of Seller referred to in SECTION 2.20 of the Seller Disclosure Schedule has indicated an intent to terminate employment with Seller for any reason in the twelve (12) months preceding the date of this Agreement.

                  (b) SECTION 2.20 of the Seller Disclosure Schedule contains a complete and accurate list of the following information for each employee or director of Seller and each Other Acquired Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since October 27, 1999; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

                  (c) No employee or director of Seller or any Other Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such employee or director and any other Person ("PROPRIETARY RIGHTS AGREEMENT") that in any way adversely affects or will affect (i) the performance of such person's duties as an employee or director of Seller or any Other Acquired Company, or (ii) the ability of Seller or any Other Acquired Company to conduct its business, including any Proprietary Rights Agreement with Seller or any Other Acquired Company by any such employee or director. No director, officer or other key employee of Seller or any Other Acquired Company intends to terminate employment with Seller or such Other Acquired Company.

                  (d) SECTION 2.20 of the Seller Disclosure Schedule also contains a complete and accurate list of the following information for each retired employee or director of Seller and the Other Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage and other benefits.

         2.21 EMPLOYEE BENEFITS.

                  (a) EMPLOYEE BENEFIT PLANS AND SIMILAR ARRANGEMENTS.

                           (i) Seller has no ERISA Affiliates. Except as set
forth in SECTION 2.21 of the Seller Disclosure Schedule, Seller has no employee benefit plan, whether written or unwritten, to which Seller or any ERISA Affiliate is or during the last five years has been a party or by which any of them is or during the last five years has been bound, legally or otherwise, including (i) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (ii) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to company automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance or (iii) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA).

                           (ii) Seller has delivered to Buyer true and complete
copies of all documents and summary plan descriptions with respect to such plans, agreements and arrangements, or summary descriptions of any such plans, agreements or arrangements not otherwise in writing.

                           (iii) There are no negotiations, demands or proposals
that are pending or have been made that concern matters now covered, or that would be covered, by plans, agreements or arrangements of the type described in this Section.

                           (iv) Seller is in compliance in all material respects
with the applicable provisions of ERISA (as amended through the date of this Agreement), the regulations and published authorities thereunder and all other Laws and Legal Requirements applicable with respect to all such employee benefit plans, agreements and arrangements. Seller has performed in all material respects all of its obligations under all such plans, agreements and arrangements, and all such plans, agreements and arrangements have been operated in all material respects in compliance with their terms. To the Knowledge of Seller, there are no Actions (other than routine claims for benefits) pending or threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and, to the Knowledge of Seller, no facts exist which could give rise to any such Actions.

                           (v) All obligations of Seller under each such plan
agreement and arrangement (i) that are due before the Closing Date have been paid or will be paid before that time and (ii) that have accrued before the Closing Date have been properly accrued.

                           (vi) Seller may (except to the extent prohibited by
Law) in any manner and without the consent of any employee, beneficiary or dependent, employees' organization or other person, terminate, modify or amend each such plan or arrangement (or its participation therein) effective as of any date before, on or after the Closing Date.

                           (vii) Except as disclosed in SECTION 2.21 of the
Seller Disclosure Schedule, the consummation, announcement or other action relating to the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from Seller to any officer, employee, former employee, director or former director thereof or to the trustee under any "rabbi trust" or similar arrangement or (ii) benefit under any such plan or arrangement being established, accelerated, vested or payable.

                  (b) QUALIFIED PLANS. Seller has no "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA and within the meaning of Section 401 (a) of the Code).

                  (c) WELFARE PLANS. Except as required under Section 4980B of the Code, Seller has no obligation to provide health benefits to any employee following termination of employment.

                  (d) FINES AND PENALTIES. There has been no act or omission by Seller that has given rise to or may give rise to fines, penalties, taxes, or related charges under Section 502(c) or (i) or Section 4071 of ERISA or Chapter 43 of the Code.

         2.22 CUSTOMERS. SECTION 2.22 of the Seller Disclosure Schedule lists the names of, and describes all Contracts with and the appropriate percentage of Business attributable to, the 10 largest customers of the Business during the nine-month period ended September 30, 2000. Seller has not received any notice and has no Knowledge that (i) any of such customers has ceased, or will cease, or has materially reduced or will materially reduce, the use the products, goods or services of the Business, or (ii) any of such customers has materially reduced or will materially reduce the price it will pay for products, goods or services of the Business, including in each case after the consummation of the transactions contemplated by this Agreement or (iii) it will not obtain the projected purchases for calendar year 2000 shown opposite each customer's name in SECTION 2.22 of the Seller Disclosure Schedule. To the Knowledge of Seller, no customer of the Business listed in SECTION 2.22 of the Seller Disclosure Schedule has threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

         2.23 SUPPLIERS. SECTION 2.23 of the Seller Disclosure Schedule lists the 10 most significant suppliers of the Business for the fiscal year ended December 31, 1999 and the nine-month period ended September 30, 2000, and any sole-source suppliers of significant goods or services (other than electricity, gas, telephone or water) to Seller with respect to which alternative sources of supply are not readily available on comparable terms and conditions. Seller has not experienced or been notified of any shortage in goods or services provided by sole-source suppliers, which shortage would have a material adverse effect on the Business or cause a significant delay in any material product shipments by Seller. Seller has not received any notice and has no reason to believe that there has been any material adverse change in the price of raw materials, supplies, goods, services or other merchandise provided by such suppliers or that such suppliers will not continue to provide the Surviving Corporation with supplies at any time after the Closing Date on terms and conditions similar to those used in their current sales to the Business. To the Knowledge of Seller, no supplier listed in SECTION 2.23 has threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

         2.24 PRODUCT WARRANTIES. Except as set forth in SECTION 2.24 of the Seller Disclosure Schedule: (a) there are no warranties express or implied, written or oral, with respect to the products of the Business except as disclosed to Buyer; (b) there are no pending or threatened claims with respect to any such warranty; (c) except as accrued on the Balance Sheet, Seller has no liability with respect to any such warranty, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due; (d) no returns of any single product-line sold by Seller during the two years preceding the date hereof have exceeded one percent (1%); (e) there have been no product recalls or Actions pending or, to Seller's Knowledge, threatened during such period relating to Seller's products, and (f) to Seller's Knowledge, no customer of Seller that purchased $100,000 or more of products from Seller during calendar year 1999 has experienced failures or serious product performance defects greater than one percent (1%) for any product purchased from Seller within the 24 months preceding the date of this Agreement. Adequate reserves have been provided on the Balance Sheet for Seller's warranty obligations.

         2.25 ENVIRONMENTAL LAW COMPLIANCE. Except as set forth in SECTION 2.25 of the Seller Disclosure Schedule, there are no pending or, to Seller's Knowledge, threatened claims, suits or proceedings arising out of or related to any noncompliance with any Environmental Laws in connection with the Business. Seller has complied and is in compliance with all Laws applicable to the Business relating to environmental protection, including standards relating to air, water, land and the generation, storage. transportation, treatment or disposal of, Hazardous Substances (collectively, "ENVIRONMENTAL LAWS"), except where non-compliance with any such Laws would not have a material adverse effect on the Business. Seller has received all Permits relating to environmental matters, including all air, water and waste permits and permits for emission and/or disposal of solid, liquid and gaseous materials from its operations, and Seller is operating the Business in conformance with such Permits. To Seller's Knowledge, there is no place on Seller's properties where Hazardous Substances have entered the air, soil or groundwater. Seller has not installed, used, buried or removed any and, to Seller's Knowledge, there are no surface impoundments, or underground tanks or vessels or sumps, drains or pipelines that hold or have held Hazardous Substances on Seller's properties.

         2.26 MINUTE BOOKS. The minute books of Seller accurately reflect all material actions and proceedings taken to date by the Stockholders, Board of Directors, and committees of Seller, and such minute books contain true and complete copies of the charter documents of Seller and all related amendments. The stock record book of Seller reflects accurately all transactions in its capital stock of all classes.

         2.27 DUE DILIGENCE MATERIALS. All documents, agreements and other materials provided by Seller to Buyer or any representative of Buyer in connection with the due diligence conducted in connection with the transactions contemplated by this Agreement have been true, correct and complete originals or copies of the documents, agreements and other materials purported to be provided or to which access has been given.

         2.28 RELATED PARTY TRANSACTIONS. Except as set forth in SecTION 2.28 of the Seller Disclosure Schedule, no director or officer of Seller or any Other Acquired Company and no Person related to any of them by consanguinity or marriage has any direct or indirect interest in (i) any equipment or other property, real or personal, tangible or intangible, including any item of intellectual property, used in connection with or pertaining to the Business, or
(ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of products of Seller or any Other Acquired Company; provided, however, that (A) no such director or officer or other Person will be deemed to have such an interest solely by virtue of the ownership of less than 1% of the outstanding voting stock or debt securities of any publicly held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System, and (B) no such director or officer or other Person will be deemed to have such an interest solely by virtue of the ownership by a partnership in which he is a partner of less than 5% of the outstanding voting stock or debt securities of any privately held company.

         2.29 DISCLOSURE.

                  (a) No representation or warranty of Seller in this Agreement and no statement in the Seller Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (b) No notice given pursuant to SECTION 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                  (c) There is no fact known to Seller that has specific application to Seller or any Other Acquired Company (other than general economic or industry conditions) and that materially adversely affects, materially threatens, the assets, Business, prospects, financial condition or results of operations of Seller and/or the Other Acquired Companies (on a consolidated basis) that has not been set forth in this Agreement or the Seller Disclosure Schedule.

         2.30 NO BROKERS OR FINDERS. No agent, broker, finder, investment or commercial banker or other Person or firm engaged by or acting on behalf of Seller or any agent of Seller, or on behalf of any of the Other Acquired Companies or any agent of the Other Acquired Companies, in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants as follows:

         3.1 ORGANIZATION AND RELATED MATTERS. Buyer is a corporation duly organized, validly existing and in good standing under the Nevada Corporation Law. SECTION 3.1 of the Buyer Disclosure Schedule sets forth the capitalization of Buyer. Buyer and each Buyer Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Buyer and each Buyer Subsidiary have all corporate power, Permits and Approvals necessary to own their respective properties and assets and to carry on their respective businesses as now conducted and are duly qualified or licensed to do business as foreign corporations in good standing in all jurisdictions in which the character or the location of the assets owned or leased by any of them or the nature of the business conducted by any of them requires licensing or qualification. SECTION 3.1 of the Buyer Disclosure Schedule correctly lists the current directors and executive officers of Buyer and of each Buyer Subsidiary. True, correct and complete copies of the respective charter documents of Buyer and each Buyer Subsidiary as in effect on the date of this Agreement have been delivered to Seller. Except as set forth in
SECTION 3.1 of the Buyer Disclosure Schedule, Buyer has no interest in any partnership, joint venture, limited liability company or other entity. Acquisition Corp. is a Nevada corporation, duly organized by Buyer for the purposes of the Merger and the transactions contemplated by this Agreement. Acquisition Corp. has no employees, liabilities, assets (other than cash received upon issuance of shares of common stock of Acquisition Corp.) or contractual obligations, other than the obligations created by this Agreement.

         3.2 CAPITALIZATION. The authorized capital stock of Buyer consists of 25,000,000 shares of Common Stock. Upon the filing of the Article Amendment (as defined in SECTION 5.8 hereof) with the Nevada Secretary of State, the authorized capital stock of Buyer will consist of 100,000,000 shares of Common Stock. As of November 16, 2000, there were outstanding 12,167,333 shares of Buyer Common Stock. All outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully-paid and nonassessable. Except as set forth in SECTION 3.2 of the Buyer Disclosure Schedule, Buyer owns all of the outstanding shares of capital stock of each Buyer Subsidiary. Except as set forth in this Section and in Section 3.2 of the Buyer Disclosure Schedule, as of December 4, 2000, there were not outstanding any (i) shares of capital stock or voting securities of Buyer, (ii) securities of Buyer convertible into or exchangeable for shares of capital stock or voting securities of Buyer or (iii) options, warrants, restricted stock, other stock-based compensation awards or other rights to acquire from Buyer or other obligation of Buyer to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Buyer. There are no outstanding obligations of Buyer or any Buyer Subsidiary to repurchase, redeem or otherwise acquire any securities referred to in clauses (i), (ii) or (iii) above.

         3.3 CORPORATE AUTHORIZATION. Subject to required approval by Buyer's shareholders, Buyer has all necessary corporate power and authority to execute, deliver and perform each Transaction Document to which it is a party. The execution, delivery and performance of the Transaction Documents to which Buyer is a party have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes, and the other Transaction Documents to which Buyer is a party, when executed by Buyer will constitute, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer's Board of Directors has (i) unanimously approved and adopted this Agreement and the Merger, which approval satisfies in full the applicable requirements of the Nevada Corporation Law and (ii) determined that in its opinion the Merger is in the best interests of the stockholders of Buyer.

         3.4 AUTHORIZATION. The execution, delivery and performance by Buyer of the Transaction Documents to which Buyer is a party and the consummation of the transactions contemplated thereby require no action by or in respect of, or filing with, any Governmental Entity except for (a) filings required under Regulation D of the Securities Act and Section 25103(h) of the Nevada Corporation Law, (b) such filings as may be required under the Hart-Scott-Rodino Act and (c) any other filing or Approval described in Section 3.4 of the Buyer Disclosure Schedule.

         3.5 NON-CONTRAVENTION. The execution, delivery and performance by Buyer of the Transaction Documents to which Buyer is a party and the consummation by Buyer of the transactions contemplated thereby do not and will not (i) violate the Articles of Incorporation or bylaws of Buyer, (ii) assuming compliance with the matters referred to in SECTION 3.4 of the Buyer Disclosure Schedule, violate any applicable Law, (iii) except the approval of Buyer's shareholders, require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under any provision of any Contract binding on Buyer or any Permit or Approval affecting, or relating in any way to, the assets or business of Buyer or (iv) result in the creation or imposition of any Encumbrance on any material asset of Buyer or any Buyer Subsidiary except, in the case of clauses (ii), (iii) and
(iv), for such matters as would not, individually or in the aggregate, have a material adverse effect on Buyer or materially impair the ability of Buyer to consummate the transactions contemplated by this Agreement.

         3.6 LEGAL PROCEEDINGS. No Order has been issued and no Action is pending, or, to the Knowledge of Buyer, threatened against or affecting Buyer or any Buyer Subsidiary or any of their respective properties or assets that individually or when aggregated with one or more other Orders or Actions has or might reasonably be expected to have a material adverse effect on (a) Buyer or any Buyer Subsidiary or (b) Buyer's ability to perform the Transaction Documents or any aspect of the transactions contemplated thereby. SECTION 3.6 of the Buyer Disclosure Schedule lists each Order or Action that involves a claim or potential claim of aggregate liability in excess of $50,000 against, or that enjoins or compels or seeks to enjoin or to compel any activity by, Buyer or any Buyer Subsidiary. There is no matter as to which Buyer or any Buyer Subsidiary has received any notice, claim or assertion, or, to the Knowledge of Buyer, which otherwise has been threatened or is reasonably expected to be threatened or initiated, against or affecting any director, officer, employee, agent or representative of Buyer, Buyer or any Buyer Subsidiary or any other Person, nor to the Knowledge of Buyer is there any reasonable basis therefor, in connection with which any such Person has or may reasonably be expected to have any right to indemnification by Buyer or any Buyer Subsidiary.

         3.7 COMPLIANCE WITH LAW. Buyer and each Buyer Subsidiary are and have been in compliance with and are not under investigation with respect to and have not been threatened to be charged with or given notice of any violation of any applicable Law, except those where the violation would not have a material adverse effect on Buyer or its ability to consummate the transactions contemplated hereby.

         3.8 NO BROKERS OR FINDERS. No agent, broker, finder or investment or commercial banker or other Person or firms engaged by or acting on behalf of Buyer or its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement is or will be entitled to any broker's or finder's or similar fee or other commission as a result of this Agreement or such transactions.

         3.9 SEC DOCUMENTS. Buyer has filed all Buyer SEC Documents required to be filed by Buyer before the date of this Agreement. As of their respective dates, the Buyer SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer SEC Documents, and none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Buyer SEC Document has been revised or superseded by a later-filed Buyer SEC Document, filed and publicly available before the date of this Agreement, as of the date of this Agreement, none of the Buyer SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements, therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the Buyer SEC Documents complied as of their respective dates of filing with the SEC as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, except as set forth in SECTION 3.9 of the Buyer Disclosure Schedule, there are no material contracts that Buyer expects to file as exhibits to its Annual Report on Form 10-K for the year ended September 30, 2000.

         3.10 DUE DILIGENCE MATERIALS. All documents, agreements and other materials provided by Buyer to Seller or any representative of Seller in connection with the due diligence conducted in connection with the transactions contemplated by this Agreement have been true, correct and complete originals or copies of the documents, agreements and other materials purported to be provided or to which access has been given.

                                   ARTICLE IV
                             CONDUCT BEFORE CLOSING

         4.1 CONDUCT OF SELLER. Except as provided in the transaction document, from the date of this Agreement until the Effective Time, except with the prior written consent of Buyer, Seller will conduct its business in the ordinary course consistent with past practice, including payment of accounts payable and collection of accounts receivable, and will use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as consented to by Buyer in writing, Seller will not:

                  (a) adopt or propose any change in its charter documents or bylaws;

                  (b) merge or consolidate with any other Person or acquire a material amount of assets or any capital stock or other securities of any other Person;

                  (c) sell, lease, license or otherwise dispose of any material assets or property except pursuant to existing Contracts;

                  (d) take any action that would make any representation or warranty of Seller hereunder inaccurate at the Effective Time;

                  (e) enter into any licensing agreement, private label arrangement or understanding or other similar arrangement with respect to any of Seller's Intellectual Property;

                  (f) (i) grant any severance or termination pay to any current or former employee, officer or director of Seller, (ii) increase benefits payable under any existing severance or termination pay policy or employment contract, (iii) enter into any employment, deferred compensation or other similar contract (or any amendment to any such existing contract), (iv) establish, adopt or amend (except as required by applicable Law or Legal Requirement) any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement or (v) increase compensation, bonus or other benefits payable to any current or former director, officer or employee of Seller;

                  (g) issue any additional shares of capital stock, or issue, sell or grant any option or right to acquire or otherwise dispose of or commit to dispose of any of its authorized but unissued capital stock or other corporate securities;

                  (h) declare or pay any dividend or make any other distribution in cash or property on its capital stock or other equity interests;

                  (i) repurchase or redeem any shares of its capital stock or other equity interests;

                  (j) grant any kind of Encumbrance with respect to any of its assets, real or personal, tangible or intangible;

                  (k) amend any Tax Return or make or change any Tax election or take any Tax reporting position inconsistent with prior reporting practices except to comply with GAAP;

                  (l) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Seller, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the Ordinary Course of Business consistent with past practice, or (ii) make any loan, advance or capital contribution to, or investment in, any other Person;

                  (m) make or agree to make any new capital expenditure or expenditures, which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000 except as disclosed;

                  (n) except in the Ordinary Course of Business, modify, amend or terminate any Material Contract to which Seller is a party or waive, release or assign any material right or claim;

                  (o) make any change in any method of accounting or accounting practice or policy other than those required or permitted by GAAP; or

                  (p) agree or commit to do any of the foregoing.

         4.2 CONDUCT OF BUYER. Except as contemplated by this Agreement, from the date of this Agreement until the Effective Time, Buyer will conduct its business in the ordinary course consistent with past practice and will use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees.

         4.3 NO SOLICITATION OF TRANSACTIONS. Seller will and will direct and use its best efforts to cause its officers, directors, employees, agents and representatives (including any investment banker, attorney, financial advisor or accountant retained by Seller) not to initiate, solicit or knowingly encourage, directly or indirectly (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiry or the making of any proposal that constitutes, or reasonably may be expected to lead to, any Competing Transaction, or enter into or continue discussions or negotiations with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by Seller to take any such action, and Seller will notify Buyer of all inquiries or proposals that Seller may receive relating to any of such matters and, if such inquiry or proposal is in writing, will deliver to Buyer a copy of such inquiry or proposal.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1 ACCESS.

                  (a) Seller will make available for inspection by Buyer and its representatives, during normal business hours and in a manner so as not to interfere with normal business operations, all of Seller's records (including Tax records), books of account, premises, Contracts and all other documents in Seller's possession or control that are reasonably requested by Buyer and its representatives to inspect and examine the business and affairs of Seller and the Other Acquired Companies. Seller will cause its managerial employees, counsel and regular independent accountants to be available upon reasonable advance notice to answer questions of Buyer and Buyer's representatives about the business and affairs of Seller and the Other Acquired Companies. No examination by Buyer and its representatives will constitute a waiver or relinquishment by Buyer of its rights to rely on Seller's covenants, representations and warranties made herein or pursuant hereto.

                  (b) Buyer will make available for inspection by Seller and its representatives, during normal business hours and in a manner so as not to interfere with normal business operations, those of Buyer's records, premises, Contracts and documents in Buyer's possession or control that are reasonably requested by Seller and its representatives to evaluate an investment in the Buyer Common Stock. Buyer will cause its managerial employees, counsel and regular independent accountants to be available upon reasonable advance notice to answer questions of Seller and Seller's representatives about the business and affairs of Buyer. No examination by Seller and its representatives will constitute a waiver or relinquishment by Seller of its rights to rely on Buyer's covenants, representations and warranties made herein or pursuant hereto.

         5.2 DUE DILIGENCE. Seller covenants and agrees to all of the terms and provisions set forth in this SECTION 5.2. Between the date of this Agreement and December 15, 2000, in addition to Buyer's rights provided by SECTION 5.1(a) hereof, Buyer, acting through Buyer's own personnel, counsel, accountants and other representatives and agents, shall have the full right to (a) examine the offices, properties, equipment, invoices, customer records, agreement books and records of Seller and of all of the Other Acquired Companies, (b) meet and discuss the Business and the operations, history and prospects of the Business with representatives and employees of Seller and the Other Acquired Companies and (c) otherwise perform such due diligence review of Seller, the Other Acquired Companies and the Business as Buyer in its sole and absolute discretion deems necessary or appropriate, including, without limitation, a due diligence review of the Contracts, assets, rights, liabilities and Intellectual Property of Seller and/or the Other Acquired Companies. Buyer's representatives and agents, with the assistance of Seller's personnel and the personnel of the Other Acquired Companies, will prepare an inventory of all assets and other Intellectual Property of Seller and the Other Acquired Companies. Seller shall promptly provide to Buyer copies of all documents related to the Business that Buyer requests. Buyer and Buyer's representatives and agents shall be permitted to meet with representatives and employees of Seller individually and as a group. The due diligence review by Buyer will be at Buyer's sole expense, except that Seller shall make Seller's and the Other Acquired Companies' employees, representatives, officers and accountants available to Buyer without charge and shall provide copies of documents to Buyer without charge. If the results of such due diligence review or meetings are not entirely satisfactory or acceptable to Buyer for any reason whatsoever, as determined by Buyer in Buyer's reasonable discretion, then, notwithstanding any other term or provision of this Agreement, Buyer will have no duty or obligation of any kind or nature whatsoever to proceed with and/or to consummate any of the transactions contemplated by this Agreement, including, without limitation, the Merger, or to negotiate revised terms, provisions or conditions for any of the transactions contemplated by this Agreement, including, without limitation, the Merger, and Buyer may terminate this Agreement without payment of any damages or penalty.

         5.3 CORPORATE CLEAN-UP. Seller covenants and agrees to all of the terms and provisions set forth in this SECTION 5.3. Between the date of this Agreement and December 15, 2000, Seller shall prepare and have prepared, execute and furnish copies of documents for such purposes as correcting all errors and mistakes in any of the corporate records or Contracts of Seller and/or any and all of the Other Acquired Companies, as required by Buyer and to Buyer's satisfaction which will not be unreasonable withheld. If the documents prepared, executed and furnished to Buyer pursuant to the foregoing provisions are not satisfactory or acceptable to Buyer, as determined by Buyer in Buyer's reasonable discretion, then, notwithstanding any other term or provision of this Agreement, Buyer will have no duty or obligation of any kind or nature whatsoever to proceed with and/or to consummate any of the transactions contemplated by this Agreement, including, without limitation, the Merger, or to negotiate revised terms, provisions or conditions for any of the transactions contemplated by this Agreement, including, without limitation, the Merger, and Buyer may terminate this Agreement without payment of any damages or penalty.

         5.4 PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the parties hereto shall maintain the truth and accuracy of the representations and warranties made by such party in this Agreement. Each of the parties hereto shall refrain, and shall cause each Person and Subsidiary controlled by such party to refrain, from any act or omission that would or could render any representation and/or warranty made by such party not true and accurate at the Closing Date.

         5.5 NOTIFICATION OF CERTAIN MATTERS.

                  (a) Seller will promptly notify Buyer of (i) any event of which Seller obtains Knowledge that has had or might reasonably be expected to have a material adverse effect on the Business or that if known as of the date of this Agreement would be required to be disclosed to Buyer and (ii) any failure of Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Seller under this Agreement.

                  (b) Buyer will promptly notify Seller of (i) any event of which Buyer obtains Knowledge that has had or might reasonably be expected to have a material adverse effect on Buyer or that if known as of the date of this Agreement would be required to be disclosed to Seller and (ii) any failure of Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Buyer under this Agreement.

         5.6 PERMITS AND APPROVALS. Seller and Buyer will cooperate with each other and use their best efforts to obtain (and will immediately prepare all registrations, filings and applications, requests and notices preliminary to) all Approvals and Permits that may be necessary or that may be reasonably requested by the other party to consummate the transactions contemplated by this Agreement, including under the Securities Act and the state Blue Sky Laws.

         5.7 STOCKHOLDER MEETING; INFORMATION STATEMENT. Seller will, in accordance with applicable Law and the Articles of Incorporation and bylaws of Seller and as soon as reasonably practicable, cause a meeting of the Stockholders of Seller to be duly called and held or obtain the necessary written consent of the Stockholders of Seller to approve and adopt this Agreement and the transactions contemplated hereby. In connection with such meeting or written consent, as the case may be, Seller will use its best efforts to obtain the necessary approvals by the Stockholders of Seller of this Agreement and the transactions contemplated hereby and otherwise comply with all legal requirements applicable to such meeting or written consent, as the case may be. Seller will prepare and deliver to the Stockholders of Seller an Information Statement describing the transactions contemplated by this Agreement for the purpose of such meeting, and Buyer will cooperate and provide all information reasonably requested by Seller in preparing such Information Statement.

         5.8 AMENDMENT OF ARTICLES OF INCORPORATION OF BUYER. Subject to the approval of the stockholders of Buyer as required by the Nevada Corporation Law, Buyer will use its commercially reasonable best efforts to amend the Articles of Incorporation of Buyer before the Effective Time to increase the authorized number of shares of Buyer Common Stock from 25,000,000 to 100,000,000 (the "ARTICLE AMENDMENT").

         5.9 PREPARATION OF PROXY STATEMENT. Buyer will use its commercially reasonable best efforts to prepare or have prepared a proxy statement (the "PROXY STATEMENT") and notice of stockholders' meeting to be distributed to Buyer's stockholders in connection with a meeting of Buyer's stockholders to be called to consider and vote upon the election of directors of Buyer, the Article Amendment (as defined in SECTION 5.9 hereof) and this Agreement and all of the transactions contemplated hereby, including the Merger. Except as may be consented to by the other party or request by Law or Legal Requirement, which consent will not be withheld or delayed unreasonably, neither Buyer nor Seller will publish any communication other than the Proxy Statement and such filings required to be made with or by Governmental Entities with respect to this Agreement or the Merger. Buyer and Seller acknowledge and agree that the information contained in the Proxy Statement about Buyer will be provided by Buyer and will be Buyer's responsibility, and the information in the Proxy Statement about Seller will be provided by Seller and will be Seller's responsibility.

         5.10 MEETING OF STOCKHOLDERS OF BUYER. Buyer will use its commercially reasonable best efforts to submit this the Article Amendment and this Agreement and the transactions contemplated hereby, including the Merger, to the stockholders of Buyer for approval at a meeting of such stockholders duly held for such purpose. The Board of Directors of Buyer will recommend approval of the Article Amendment and this Agreement and the transactions contemplated hereby, including the Merger (subject to the fiduciary duties of the Board of Directors of Buyer to the stockholders of Buyer under applicable Law).

         5.11 LOAN. Concurrently with the execution and delivery of this Agreement, Seller and Buyer will execute and deliver the Loan and Security Agreement and related Promissory Note substantially in the form attached hereto as EXHIBIT C, pursuant to which, as of the date hereof, Buyer will make a secured loan to Seller in the principal amount up to $750,000, and the security for the full and prompt repayment of such loan shall be a pledge by Seller's Principal Stockholders of shares of Seller Capital Stock held of record or beneficially by them. The principal amount of the loan shall be advanced by the Buyer to the Seller in increments of $50,000 with 250,000 shares of Mindtronics Corporation Stock placed in an escrow account to be named, and held as collateral for the loan. The five principals collectively owning 10,000,000 share of Mindtronics Corporation will contribute collateral stock prorated according to each principal's ownership interest. Upon closing and within 3 business days, all collateral stock will be returned to the appropriate principals and the loan will simply remain on the books of the Subsidiary and accounted for accordingly. However, if for any reason the closing does not take place, then during the term of the loan, for each $50,000 dollars that is repaid with interest, then 250,000 shares will be released from escrow and returned to principals prorated according to the percent interest of the pledged principal's interest.

         5.12 LEGAL SERVICES FOR WEBYMAN INTELLECTUAL PROPERTY. Seller and Buyer agree that, after the date of this Agreement and before the Closing, Pillsbury Madison & Sutro LLP, counsel to Buyer ("PILLSBURY"), may provide various legal services to WebyMan Corporation, a Subsidiary of Seller and an Other Acquired Company ("WEBYMAN"), relating to WebyMan's technology and intellectual property (collectively, the "WEBYMAN IP"). Seller and Buyer each hereby irrevocably waives all potential and actual conflicts that may arise or exist by reason of Pillsbury's representation of Buyer in connection with this Agreement and all of the transactions contemplated hereby and Pillsbury's representation of WebyMan relating to the WebyMan IP (the "WEBYMAN REPRESENTATION"). Buyer will pay all of Pillsbury's fees and costs incurred in connection with the Webyman Representation; provided, however, that, if the Merger is not consummated for any reason whatsoever or otherwise is terminated, Seller shall reimburse Buyer for all funds paid by Buyer to Pillsbury for the WebyMan Representation and shall be exclusively liable for all previously-incurred but then-unpaid fees and costs of Pillsbury incurred in connection with the WebyMan Representation, and Buyer will have no further or additional obligation or liability to pay fees or costs incurred in connection with the WebyMan Representation, whether previously or prospectively. In addition, Seller acknowledges and agrees that, in such event, Pillsbury will have the absolute right in its sole discretion to terminate the Webyman Representation and otherwise Pillsbury's relationship with WebyMan, without liability to WebyMan.

         5.13 CONDITIONS. Seller will use its best efforts to take all actions reasonably necessary or appropriate to cause each condition set forth in SECTION
6.2 to be fulfilled on or before the Closing, and Buyer will use its best efforts to take all actions reasonably necessary or appropriate to cause each condition set forth in SECTION 6.3 to be fulfilled on or before the Closing.

         5.14 BLUE SKY LAWS. Buyer will take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions that are applicable to the issuance of the Buyer Common Stock in connection with the Merger. Seller will use its best efforts to assist Buyer as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions that are applicable in connection with the issuance of Buyer Common Stock in connection with the Merger.

         5.15 REORGANIZATION. Seller and Buyer will each use its best efforts to cause the business combination to be effected by the Merger to be qualified as a "reorganization" described in Section 368(a) of the Code.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

         6.1 GENERAL CONDITIONS. The obligations of the parties to consummate the Merger are subject to satisfaction of the following conditions:

                  (a) STOCKHOLDER APPROVALS. This Agreement, including the appointment of the Representative as provided in SECTION 9.5 hereof, must have been approved and adopted by the requisite affirmative vote of the holders of Buyer Common Stock and by the affirmative vote of the holders of not less than ninety five percent (95.0%) of the then-outstanding shares of Seller Capital Stock in accordance with the respective Articles of Incorporation of Buyer and Seller and the Nevada Corporation Law.

                  (b) APPROVAL OF ARTICLE AMENDMENT BY STOCKHOLDERS OF BUYER. The Article Amendment must have been approved and adopted by the requisite affirmative vote of the holders of Buyer Common Stock in accordance with the Articles of Incorporation of Buyer and the Nevada Corporation Law.

                  (c) GOVERNMENT APPROVALS. The parties shall have obtained timely from each Governmental Entity all Permits and Approvals, if any, necessary for the consummation of, or in connection with, the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act and state Blue Sky laws.

                  (d) TAX-FREE REORGANIZATION. Each of Buyer and Seller shall have received substantially identical written opinions from their respective counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, which opinions shall be in the form attached hereto as EXHIBIT D. In rendering such opinions, counsel will be entitled to rely on representations of Buyer, Acquisition Corp. and Seller and certain stockholders of Seller.

                  (e) NO RESTRAINING ACTION. No Action will have been instituted or threatened against Buyer, any Buyer Subsidiary, Acquisition Corp., Seller or any Other Acquired Company before any Governmental Entity seeking to restrain or prohibit the consummation of the transactions contemplated hereby.

                  (f) MERGER. The Articles of Merger shall have been filed with the Nevada Secretary of State.

         6.2 CONDITIONS TO OBLIGATIONS OF BUYER. Unless waived, in whole or part, in writing by Buyer, Buyer's obligations hereunder are subject, before or at the Closing, to satisfaction of each of the following conditions:

                  (a) DUE DILIGENCE. The results of Buyer's due diligence review or meetings pursuant to SECTION 5.2 hereof must have been entirely satisfactory and acceptable to Buyer, as determined by Buyer in Buyer's reasonable discretion.

                  (b) CORPORATE CLEAN-UP. The documents prepared, executed and furnished to Buyer pursuant to SECTION 5.3 hereof must be entirely satisfactory and acceptable to Buyer, as determined by Buyer in Buyer's sole and absolute discretion.

                  (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in ARTICLE II hereof will be true at the Closing Date with the same effect as though made at such time. Seller will have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by Seller at or before the Closing Date, and Seller will have delivered to Buyer a certificate of Seller in form and substance satisfactory to Buyer, dated the Closing Date and signed by Seller's Chief Executive Officer and Chief Financial Officer to such effect.

                  (d) MATERIAL ADVERSE CHANGE. There will not have been any material adverse change in or affecting the Business since the INTERIM Balance Sheet Date.

                  (e) OPINION OF COUNSEL. Buyer must have received from Karlyn Hinman, Esq., counsel to Seller, an opinion dated the Closing Date, in form and substance satisfactory to Buyer, substantially as set forth on EXHIBIT E attached hereto.

                  (f) CORPORATE PROCEEDINGS. True and complete copies of all corporate proceedings and documents effecting the authorization and approval of the Transaction Documents and the transactions contemplated thereunder by Seller, certified by the Chief Executive Officer and the Secretary of Seller, will have been furnished to Buyer.

                  (g) TRANSACTION DOCUMENTS. Seller will have executed and delivered the Transaction Documents to which it is a party other than this Agreement.

                  (h) APPROVALS AND PERMITS. Seller must have obtained all Approvals and Permits necessary to consummate the transactions contemplated hereby.

                  (i) INVESTMENT REPRESENTATION. Buyer shall have received a signed Investor Representation Letter in substantially the form attached hereto as EXHIBIT F from each of the Stockholders of Seller.

                  (j) SECURITIES LAW COMPLIANCE. Buyer shall be satisfied that the transaction is exempt under Section 4(2) of the Securities Act.

                  (k) EMPLOYMENT AGREEMENTS. Each of Seller's executive officers requested by Buyer shall have executed and delivered an employment agreement in the form of EXHIBIT G attached hereto.

                  (l) NON-COMPETITION AGREEMENTS. Each of Seller's Principal Stockholders shall have executed and delivered a non-competition agreement in the form of EXHIBIT H attached hereto.

                  (m) FINANCIAL STATEMENTS, Seller shall have delivered to Buyer the Financial Statements set forth in Section 2.3 hereof, and shall prepare and deliver to Buyer or Buyer's independent auditors all financial statement and information necessary for inclusion in the Proxy Statement to be delivered to Buyer's shareholders pursuant to the Securities Exchange Act of 1934.

         6.3 CONDITIONS TO OBLIGATIONS OF SELLER. Unless waived, in whole or part, in writing by Seller, Seller's obligations hereunder are subject, before or at the Closing, to satisfaction of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in ARTICLE III hereof will be true at the Closing Date with the same effect as though made at such time. Buyer will have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by Buyer at or before the Closing Date, and Buyer will have delivered to Seller a certificate of Buyer in form and substance satisfactory to Seller, dated the Closing Date and signed by Buyer's Chief Executive Officer and Chief Financial Officer to such effect.

                  (b) TRANSACTION DOCUMENTS. Buyer must have executed and delivered the Transaction Documents to which Buyer is a party other than this Agreement.

                  (c) EMPLOYMENT AGREEMENTS. The Surviving Corporation shall have executed and delivered to each of Seller's Principal Stockholders an employment agreement in the form of EXHIBIT G attached hereto.

                  (d) NON-COMPETITION AGREEMENTS. The Surviving Corporation shall have executed and delivered to each of Seller's Principal Stockholders a non-competition agreement in the form of EXHIBIT H attached hereto.

                  (e) CORPORATE PROCEEDINGS. True and complete copies of all corporate proceedings and documents effecting the authorization and approval of the Transaction Documents and the transactions contemplated thereunder by Buyer, certified by the Chief Executive Officer and the Secretary of Buyer, shall have been furnished to Seller.

                  (f) DUE DILIGENCE. The results of Seller's due diligence review or meetings must be satisfactory and acceptable to Seller, as determined by Seller in Seller's reasonable discretion.

                                   ARTICLE VII
                           TERMINATION OF OBLIGATIONS

         7.1 TERMINATION OF AGREEMENT. This Agreement and the transactions contemplated by this Agreement will terminate if the Closing does not occur on or before the close of business on March 1, 2001, unless extended pursuant to
SECTION 1.1(C) hereof, in which case this Agreement and the transactions contemplated by this Agreement will terminate if the Closing does not occur on or before the Closing Date as extended pursuant to SECTION 1.1(C) hereof, and otherwise may be terminated at any time before the Closing as follows and in no other manner:

                  (a) MUTUAL CONSENT. By the mutual consent in writing of Buyer and Seller.

                  (b) CONDITIONS TO BUYER'S PERFORMANCE NOT SATISFIED. By Buyer by written notice to Seller if any event occurs or condition exists that would render impossible the satisfaction of one or more conditions to the obligations of Buyer to consummate the transactions contemplated by this Agreement as set forth in SECTION 6.1, SECTION 6.2 hereof or SECTION 6.3 hereof.

                  (c) CONDITIONS TO SELLER'S PERFORMANCE NOT SATISFIED. By Seller by written notice to Buyer if any event occurs or condition exists that would render impossible the satisfaction of one or more conditions to the obligation of Seller to consummate the transactions contemplated by this Agreement as set forth in SECTION 6.1, SECTION 6.2 hereof or SECTION 6.3 hereof.

                  (d) INACCURATE INFORMATION OF SELLER. By Buyer if any material information (whether or not in writing) delivered by or on behalf of Seller to Buyer is inaccurate or incomplete in any material respect.

                  (e) INACCURATE INFORMATION OF BUYER. By Seller if any material information (whether or not in writing) delivered by or on behalf of Buyer to Seller is inaccurate or incomplete in any material respect.

                  (f) MATERIAL BREACH BY SELLER. By Buyer if there has been a material misrepresentation or other material breach by Seller in Seller's representations, warranties or covenants set forth herein; provided, however, that if such breach is susceptible to cure, Seller will have 10 business days after receiving notice from Buyer of Buyer's intention to terminate this Agreement if such breach continues in which to cure such breach.

                  (g) MATERIAL BREACH BY BUYER. By Seller if there has been a material misrepresentation or other material breach by Buyer's in Buyer's representations, warranties or covenants set forth herein; provided, however, that if such breach is susceptible to cure, Buyer will have 10 business days after receiving notice from Seller of Seller's intention to terminate this Agreement if such breach continues in which to cure such breach.

         7.2 EFFECT OF TERMINATION; BREAK-UP FEE. If this Agreement is terminated pursuant to SECTION 7.1 hereof, all further obligations of the parties under this Agreement will terminate without further liability of any party to another party; provided, however, that, if this Agreement is terminated pursuant to SECTION 7.1(b), SECTION 7.1(e) or SECTION 7.1(g) hereof for any reason that is or was within the direct control of Buyer, Buyer will pay to Seller, within 10 days after such termination, a one-time break-up fee in the amount of Two Hundred Fifty Thousand Dollars ($250,000), in cash or its equivalent credit reducing any outstanding loan balance (the "BREAK-UP FEE"). For the purposes of the foregoing, the failure of Buyer to obtain the requisite approval of the stockholders of Buyer of the Article Amendment and/or this Agreement and the transactions contemplated hereby, including the Merger, will be deemed to be within the control of Buyer. However, upon Buyer's payment to Seller of the Break-Up Fee, Buyer will have no further or additional liability whatsoever to Seller by reason of such termination of this Agreement. The obligations of the parties contained in SECTION 9.3 hereof and SECTION 9.5 hereof will survive any termination of this Agreement. For the purposes of the foregoing, the failure of Buyer to obtain the requisite approval of the stockholders of Buyer of the Article Amendment and/or this Agreement and the transactions contemplated hereby, including the Merger, will be deemed to be within the control of Buyer. Except as provided above in this Section with respect to terminations pursuant to SECTION 7.1(c), SECTION 7.1(e) or SECTION 7.1(f) hereof, a termination under SECTION 7.1 hereof will not relieve any party of any liability for a breach of, or for any misrepresentation under, this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         8.1 ESCROW FUND. As soon as practicable after the Effective Time, 10% of the specified shares of Buyer Common Stock to be issued pursuant to SECTION 1.2(A) hereof to Seller's Principal Stockholders (the "ESCROW SHARES") will be registered in the name of, and deposited with, the Escrow Agent, such deposit to constitute the Escrow Fund and to be governed by the terms set forth in the Escrow Agreement attached hereto as EXHIBIT I (the "ESCROW AGREEMENT"). The Escrow Fund will be available to compensate Buyer pursuant to the indemnification obligations of Seller.

         8.2 OBLIGATIONS OF SELLER. Seller will indemnify and hold harmless Buyer and each Buyer Subsidiary, and their respective directors, officers, employees, Affiliates, agents and assigns from and against any and all Losses of Buyer or any Buyer Subsidiary, directly or indirectly, as a result of, or based on or arising from (a) any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Seller in or pursuant to this Agreement or (b) any third party claim or demand regarding the conduct of the Business before the Closing, whether asserted before or after the Closing. All amounts owed by Seller to Buyer will be paid out of the Escrow Fund in accordance with the Escrow Agreement.

         8.3 OBLIGATIONS OF BUYER. Buyer will indemnify and hold harmless the Stockholders of Seller from and against any Losses of the Stockholders of Seller, directly or indirectly, as a result of, or based on or arising from, any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Buyer in or pursuant to this Agreement. Any payment made by Buyer to the Stockholders of Seller in respect of Losses incurred by the Stockholders of Seller pursuant to this SECTION 8.3 will be paid in shares of Buyer Common Stock. For purposes of determining the number of shares of Buyer Common Stock to be delivered to the Stockholders of Seller pursuant to this SECTION 8.3, the price per share of Buyer Common Stock will be the average closing price of the Buyer Common Stock (as quoted on AMEX) during the 10 trading days ending two days before the day upon which any such payment is required to be made.

         8.4 PROCEDURE.

                  (a) Any party seeking indemnification with respect to any Loss will give notice to the party required to provide indemnity hereunder on or before the date specified in SECTION 9.1. The Representative will act on behalf of the Stockholders of Seller for all purposes under this ARTICLE VIII in accordance with SECTION 9.6 hereof.

                  (b) If any claim, demand or liability is asserted by any third party against any Indemnified Party, the Indemnifying Party will, upon the written request of the Indemnified Party, defend any Action brought against the Indemnified Party with respect to matters embraced by the indemnity with counsel satisfactory to the Indemnified Party, but the Indemnified Party will have the right to conduct and control the defense, compromise or settlement of any Indemnifiable Claim if the Indemnified Party chooses to do so, on behalf of and for the account and risk of the Indemnifying Party who will be bound by the result so obtained to the extent provided herein; provided, however, that no Indemnifiable Claim will be settled by an Indemnified Party unless the Indemnifying Party consents thereto, which consent will not be unreasonably withheld or delayed. If, after a request to defend any Action, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the latter suffered by it in good faith is conclusive in its favor against the Indemnifying Party; provided, however, that, if the Indemnifying Party has not received reasonable notice of the Action against the Indemnified Party or is not allowed to control its defense, judgment against the Indemnified Party is only presumptive evidence against the Indemnifying Party. Each party hereto, to the extent that it is or becomes an Indemnifying Party, hereby stipulates that a judgment against the Indemnified Party will be conclusive upon the Indemnifying Party. The parties will cooperate in the defense of all third-party claims that may give rise to Indemnifiable Claims hereunder. In connection with the defense of any claim, each party will make available to the party controlling such defense all books, records or other documents within its control that are reasonably requested in the course of such defense.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and agreements contained in this Agreement will survive the Closing until the date on which Buyer files with the SEC its first Annual Report on Form 10-K that includes consolidated financial statements of Buyer and Seller.

         9.2 PUBLIC ANNOUNCEMENTS. Buyer and Seller will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and will mutually agree on the substance of any such press release or public statement.

         9.3 CONFIDENTIALITY. All information disclosed by any party (or its representatives), whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party (or its representatives) will be kept confidential by such other party and its representatives and will not be used by any such Person other than as contemplated by this Agreement, except to the extent that such information (i) was known by the recipient when received, (ii) is or hereafter becomes lawfully obtainable from other sources, (iii) is necessary or appropriate to disclose to a Governmental Entity having jurisdiction over the parties, or as otherwise may be required by Law or Legal Requirement or (iv) to the extent such duty as to confidentiality is waived in writing by the other party. If this Agreement is terminated, each party will use all reasonable efforts to return upon written request from the other party all documents (and reproductions thereof) received by such party or its representatives from such other party (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this SECTION 9.3, unless the recipients provide assurances reasonably satisfactory to the requesting party that such documents have been destroyed.

         9.4 EXPENSES. Except as otherwise provided herein, each of the parties will bear all expenses incurred by it in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation therefor.

         9.5 REPRESENTATIVE. Seller and the Stockholders of Seller, by virtue of their approval of this Agreement, will be deemed to have irrevocably constituted and appointed the Representative, effective as of the Effective Time, as their true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement or any transaction contemplated by the Escrow Agreement, to exercise all or any of the powers, authority and discretion conferred on the Representative under either this Agreement or the Escrow Agreement, to waive any term or condition of any such agreement, to give and receive notices on their behalf and to be their exclusive representative with respect to any Action arising with respect to any transaction contemplated by any such agreement, including, without limitation, the defense, settlement or compromise of any Action for which Buyer or Acquisition Corp. may be entitled to indemnification, and the Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable. The Representative will not be liable for any action taken or not taken by the Representative in connection with the Representative's obligations under this Agreement in the absence of the Representative's own gross negligence or willful misconduct. If the Representative is unable or unwilling to serve in such capacity, the Representative's successor, who will serve and exercise the powers of the Representative hereunder, will be named by those persons holding a majority of the shares of Seller Capital Stock.

         9.6 NOTICES. All notices (including other communications required or permitted) under this Agreement must be in writing and must be delivered: (a) in person; (b) by registered, express or certified mail, postage prepaid, return receipt requested; (c) by a generally recognized courier or messenger service that provides written acknowledgement of receipt by the addressee; or (d) by facsimile or other generally accepted means of electronic transmission with a verification of delivery. A notice will be deemed delivered at the earlier of the date such notice is actually received by a party or three days after such notice is given. Notices must be given at the addresses below, but any party may furnish, from time to time, other addresses for notices to it.

IF TO BUYER, AT:                           WITH A COPY TO:

Ubrandit.com, Inc.                         Pillsbury Madison & Sutro LLP
6405 Mira Mesa Blvd. Suite 100             650 Town Center Drive, 7th Floor
San Diego, California  92121               Costa Mesa, California  92626
Attn:  Karlynn Hinman -General Counsel     Telephone:  (714) 436-6800
Telephone:  (858) 350-9566                 Fax:  (714) 436-2800
Fax: (858) 858-350-0132                    Attn:  Christopher A.  Wilson, Esq.

IF TO SELLER, AT:                          WITH A COPY TO:

Mindtronics Corporation
4500 S. Wasatch Blvd., Suite 210
Salt Lake City, Utah  84124-4204
Attn:  President
Telephone:  (801) 277-1444
Fax: (801) 272-0603

         The addresses to which notices or demands are to be given may be changed from time to time by notice served as provided above. Delivery of notice to the copied parties above is not notice to Buyer or Seller, as the case may be.

         9.7 FURTHER ASSURANCES. Seller will, upon the request of Buyer, from time to time execute and deliver such additional certificates, agreements and other documents and take such other actions as Buyer reasonably requests to render effective the transactions contemplated by this Agreement.

         9.8 SECTIONS AND OTHER HEADINGS. Sections or other headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         9.9 INTEGRATED AGREEMENT. This Agreement and the Exhibits and Schedules attached hereto constitute the entire agreement between the parties hereto, and no agreements, understandings, restrictions, warranties or representations exist between the parties hereto other than those set forth herein or provided for herein except for non disclosure and non circumvention agreements signed by the parties prior to negotiations for the Letter of Intent (LOI).

         9.10 ASSIGNMENT. No party to this Agreement may assign this Agreement without the prior written consent of the other parties to this Agreement.

         9.11 AMENDMENTS; WAIVERS. All parties must approve any amendment to this Agreement. Any waiver of any right or remedy requires the consent of the party waiving it. Every amendment or waiver must be in writing and designated as an amendment or waiver, as appropriate. No failure by any party to insist on the strict performance of any provision of this Agreement, or to exercise any right or remedy, will be deemed a waiver of such performance, right or remedy or of any other provision of this Agreement.

         9.12 INTERPRETATION. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel. The parties waive any statute or rule of Law to the contrary. Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) "of" is not exclusive; (iii) words in the singular include the plural, and words in the plural include the singular; (iv) "herein," "hereof' and other words of similar import refer to this Agreement as a whole and not to any particular Section, Subsection, paragraph, clause or other subdivision; (v) all references to "Section," "Schedule" or "Exhibit" refer to the particular Section, Schedule or
Exhibit in or attached to this Agreement; and (vi) "including" and "includes," when following any general provision, sentence, clause, statement, term or matter, will be deemed to be followed by, "but not limited to," and "but is not limited to," respectively.

         9.13 COUNTERPARTS. This Agreement is being signed in several counterparts. Each of them is an original, and all of them constitute one agreement. However, parties agree that each will have a fax copy signed by all parties and deemed to be an original within 5 working days from the effective date of signing.

         9.14 HEADINGS; EXHIBITS. The headings in this Agreement are only for convenience and ease of reference and are not to be considered in construction or interpretation. All exhibits, schedules and appendices attached to this Agreement are incorporated herein.

         9.15 SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the extent possible.

         9.16 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal Law of the State of Nevada (without reference to its rules as to conflicts of Law).

         9.17 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or equity.

         9.18 ARBITRATION.

                  (a) All disputes of any nature (whether sounding in contract or in tort) arising out of or relating to this Agreement must be initiated, maintained and determined exclusively by binding arbitration in the County of San Diego, State of California, pursuant to SECTION 9.18(c) hereof. Each party agrees irrevocably to submit itself, in any suit to confirm the judgment or finding of such arbitrator, to the jurisdiction for the United States Southern District Court for San Diego and Imperial Counties and the jurisdiction of any court of the State of California located in San Diego County and waives any and all objections to jurisdiction that it may have under the laws of the State of Utah, Nevada, California or the United States.

                  (b) In case of a dispute, any party may commence the arbitration by giving written notice to the other pursuant to SECTION 9.6 hereof. The Arbitrator (as defined below) will be a retired judge of the United States Southern District Court for San Diego and Imperial Counties or of the Superior Court of the State of California in and for the County of San Diego. The arbitration proceeding will be conducted by means of a reference pursuant to [APPLICABLE RULES OF CIVIL PROCEDURE]. Within 10 business days after receipt of the notice requesting arbitration, the parties will attempt in good faith to agree upon the arbitrator to whom the dispute will be referred and on a joint statement of contentions. Unless agreement as to an Arbitrator is theretofore reached, within 10 business days after receipt of the notice requesting arbitration, each party will submit the names of three (3) retired judges who have served at least five (5) years as trial judges in the Superior Court of the State of California or in the United States Southern District Court for San Diego and Imperial Counties. Either party then may file a petition seeking the appointment by the presiding Judge of the Superior Court of one of the persons so named as "referee" in accordance with said Code of Civil Procedure, which petition will recite in a clear and meaningful manner the factual basis of the controversy between the parties and the issues to be submitted to the referee for decision. Each party hereby consents to the jurisdiction of the Superior Court in and for the County of San Diego for such action and agrees that service of process will be deemed completed when a notice similarly sent would be deemed received under SECTION 9.6 hereof.

                  (c) The hearing before the arbitrator will be held within thirty (30) days after the parties reach agreement as to the identity of the arbitrator (or within thirty (30) days after the appointment by the court) (as finally determined pursuant to this SECTION 9.18 hereof, the "ARBITRATOR"). Unless more extensive discovery is expressly permitted by the Arbitrator, each party has only the right to one document production request, may serve but one set of interrogatories and is only entitled to depose those witnesses that the Arbitrator expressly permits, it being the intention of the parties to minimize discovery procedures and to hold the hearing on an expedited basis. The Arbitrator will establish the discovery schedule promptly following submission of the joint statement of intentions (or the filing of the answer to the petition), to which such schedule will be strictly adhered. All decisions of the Arbitrator will be in writing and will not be subject to appeal. The Arbitrator will make all substantive rulings in accordance with Nevada law and will have authority equal to that of a Superior Court Judge to grant equitable relief in an action pending in California Superior Court in which all parties have appeared. The Arbitrator will use its best efforts to hear the dispute on consecutive days and to render a decision and award within thirty (30) days. Unless otherwise agreed to by the parties to the dispute being arbitrated, a court reporter will be present at and record the proceedings of the hearing. All motions will be heard at the time of the hearing. The Arbitrator will determine which rules of evidence, and which procedural rules, will apply. In the absence of a determination thereof by the Arbitrator, the rules of the American Arbitration Association, not inconsistent with this Section, will apply to the conduct of the proceeding.

                  (d) All disputing parties will share the fees and costs of the Arbitrator equally. The Arbitrator will award legal fees, disbursements and other expenses to the prevailing party or parties for such amounts as determined by the Arbitrator to be appropriate. Judgment upon the Arbitrator's award may be entered as if after trial in accordance with Nevada law. Should a party fail to pay fees as required, the other party may advance the same and will be entitled to a judgment from the Arbitrator in the amount of such fees plus interest at the prime rate as determined by the Bank of America. Any award issued by the Arbitrator will bear interest at the judgment rate in effect in the State of Nevada from the date determined by the Arbitrator.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers to be effective as of the day and year first written above.

                                        UBRANDIT.COM, INC.,
                                        a Nevada corporation

                                        By:
                                            ------------------------------------
                                            Name:
                                            Its: Chief Executive Officer

                                        UBRANDIT ACQUISITION CORP.,
                                        a Nevada corporation

                                        By:
                                            ------------------------------------
                                            Name:
                                            Its: Chief Executive Officer

                                        MINDTRONICS CORPORATION,
                                        a Nevada corporation

                                        By:
                                            ------------------------------------
                                            Name:
                                            Its: Chief Executive Officer


                                            ------------------------------------
                                            Name
                                            Its: President

                                    EXHIBIT A
                                    ---------


                                   DEFINITIONS
                                   -----------


         "ACQUISITION CORP." has the meaning set forth in the introduction to this Agreement.

         "ACQUISITION CORP. COMMON STOCK" has the meaning set forth in SECTION 1.2(b).

         "ACTION" means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

         "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with a specified Person.

         "AGREEMENT" means this Agreement by and among Buyer, Acquisition Corp. and Seller as it may be amended, supplemented or modified from time to time.

         "AMEX" means the American Stock Exchange.

         "APPROVAL" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

         "APPLICABLE CONTRACT" means any Contract (a) under which Seller or any Other Acquired Company has or may acquire any right, (b) under which Seller or any Other Acquired Company has or may become subject to any obligation or liability or (c) by which Seller or any Other Acquired Company or any of the assets owned or used by Seller or any Other Acquired Company is or may become bound.

         "ARBITRATOR" has the meaning set forth in SECTION 9.18(c).

         "ARTICLE AMENDMENT" has the meaning set forth in SECTION 5.8.

         "ARTICLES OF MERGER" has the meaning set forth in Section 1.1(c).

         "ASSOCIATE" of a Person means:

                  (i) a corporation or organization (other than a party to this Agreement) of which such Person is an officer or partner or, directly or indirectly, beneficially owns 10% or more of any class of equity securities;

                  (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity; and

                  (iii) any relative or spouse of such Person or any relative of such spouse who has the same home as such Person or who is a director or officer of Seller or any of its Affiliates or of any of the Other Acquired Companies or any of its Affiliates.

         "AVERAGE SHARE PRICE" means dollar per share of Buyer Common Stock. (See Section 8.3)

         "BUSINESS" means the business of Seller and of the Other Acquired Companies and will be deemed to include any of the following incidents of such business: income, cash flow, operations, condition (financial or other), assets, properties, anticipated revenues/income and liabilities.

         "BUYER COMMON STOCK" has the meaning set forth in the recitals.

         "BUYER DISCLOSURE SCHEDULE" means the disclosure schedule dated, and delivered by Buyer to Seller on, the date of this Agreement. The Sections of the Buyer Disclosure Schedule will be numbered to correspond to the applicable Section of this Agreement and, together with all matters under such heading, will be deemed to qualify only that Section unless it is manifestly evident from such disclosure that it qualifies another Section, in which case it will be deemed to qualify such other Section.

         "BUYER SEC DOCUMENTS" means all required reports, schedules, forms, statements and other documents filed by Buyer with the SEC since January 1, 2000.

         "BUYER SUBSIDIARY" means Ubrandit Acquisition Corporation, Nevada corporation.

         "CERTIFICATES" has the meaning set forth in  Section 1.3 c

         "CLOSING" has the meaning set forth in SECTION 1.1(b).

         "CLOSING DATE" has the meaning set forth in Section 1.1 (c).

         "CLOSING DATE BALANCE SHEET" has the meaning set forth in Section 2.3
(a)

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPETING TRANSACTION" means (i) any merger, consolidation, share exchange, business combination or other similar transaction involving Seller,
(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of Seller, taken as a whole, in a single transaction or a series of transactions, other than in the Ordinary Course of Business, (iii) any Person having acquired beneficial ownership or the right to acquire beneficial ownership of or any "group" (as defined in Section 13(d) of the Exchange Act) having been formed that beneficially owns or has the right to acquire beneficial ownership of 10% or more of the Seller Capital Stock or (iv) any public announcement of a proposal, plan or intent to do any of the foregoing or any agreement to engage in any of the foregoing other than any transaction contemplated by this Agreement.

         "CONTRACT" means any agreement, contract, obligation, promise, undertaking, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether written or oral and whether express or implied.

         "EFFECTIVE TIME" has the meaning set forth in Section 1.1 (c).

         "ENCUMBRANCE" means any claim, charge, community property interest, condition, equitable interest, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, right of first refusal, rights of others or restriction or any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, Law, Legal Requirement, equity or otherwise, except for any restriction on transfer generally arising under any applicable federal or state securities law.

         "ENVIRONMENTAL LAWS" has the meaning set forth in Section 2.25.

         "ERISA AFFILIATE" means (i) any corporation that is a member of a group of corporations of which Seller is a member and that is a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which Seller is a member; and (iii) a member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which Seller, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

         "ESCROW AGENT" has the meaning set forth in Section 1.3 (i).

         "ESCROW AGREEMENT" has the meaning set forth in SECTION 8.1.

         "ESCROW FUND" has the meaning set forth in Section 1.3 (b) .

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE AGENT" has the meaning set forth in SECTION 1.3(a).

         "EXCHANGE FUND" means the shares of Buyer Common Stock and cash delivered to the Exchange Agent pursuant to Section 1.3 (b).

         "EXCHANGE RATE" has the meaning set forth in SECTION 1.2(a).

         "FINANCIAL STATEMENTS" has the meaning set forth in SECTION 2.3(a).

         "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

         "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law or Legal Requirement.

         "GOVERNMENTAL ENTITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

         "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and the regulations and published interpretations related to that Act or any successor law.

         "HAZARDOUS SUBSTANCE" means (but is not limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Law as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

         "INDEMNIFIABLE CLAIM" means any Loss for or against which any party is entitled to indemnification under this Agreement.

         "INDEMNIFIED PARTY" means the party entitled to indemnity under this Agreement.

         "INDEMNIFYING PARTY" means the party obligated to provide indemnification under this Agreement.

         "INTELLECTUAL PROPERTY" means any trade secret, secret process or other confidential or proprietary information or know-how, patent, patent application and/or any brand name, copyright, trademark, trademark application, service mark, service mark application, trade name, trade dress, URL, moral right, mask work, invention, composition of matter, formula, design and/or process and all registrations or applications for registration of any of the foregoing.

         "INTERIM BALANCE SHEET" has the meaning set forth in SECTION 2.3(a).

         "INTERIM BALANCE SHEET DATE" means September 30, 2000.

         "IRS" means the United States Internal Revenue Service or any successor agency and, to the extent relevant, the United States Department of the Treasury.

         "KNOWLEDGE" with respect to Seller means the actual knowledge of Mark La Count, M2HC, Inc., Rod Ylst, M. Karlynn Hinman and Roger C. Royce after conducting a reasonable investigation of the subject matter thereof, and "KNOWLEDGE" with respect to Buyer means the actual knowledge of the executive officers of Buyer after conducting a reasonable investigation of the subject matter thereof.

         "LAW" means any constitutional provision, statute or other law, rule, regulation or interpretation of any Governmental Entity and any Order.

         "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

         "LOSS" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

         "MATERIAL" means an amount, which individually is in excess of $10,000 or, in the aggregate with other individual amounts, is in excess of $50,000.

         "MATERIAL CONTRACT" means any Contract material to the Business as of or after the date hereof and includes but is not limited to those contracts deemed material by SECTION 2.6.

         "MERGER" has the meaning set forth in SECTION A OF THE RECITAL.

         "NECESSARY INTELLECTUAL PROPERTY" has the meaning set forth in SECTION 2.13(b).

         "NEVADA CORPORATION LAW" has the meaning set forth in SECTION 1.1(b).

         "ORDER" means any award, decision, decree, injunction, judgment, order, ruling, subpoena, assessment, writ or verdict.

         "ORDINARY COURSE OF BUSINESS": An action taken by any Person will be deemed to have been taken in the "Ordinary Course of Business" only if: (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "ORGANIZATIONAL DOCUMENTS" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (e) any amendment to any of the foregoing.

         "OTHER ACQUIRED COMPANY" means any and every Subsidiary of Seller.

         "OTHER ACQUIRED COMPANIES" means all Subsidiaries of Seller, collectively.

         "PERMIT" means any license, permit, franchise, certificate of authority or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

         "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited-liability company, joint venture, estate, trust, association, organization, labor union or any other entity, including a Governmental Entity.

         "PROXY STATEMENT" has the meaning set forth in SECTION 5.9.

         "REPRESENTATIVE" means Karlynn Hinman.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "SELLER" is defined in the introduction to this Agreement.

         "SELLER CAPITAL STOCK" has the meaning set forth in the recitals.

         "SELLER DISCLOSURE SCHEDULE" means the disclosure schedule dated, and delivered by Seller to Buyer on, the date of this Agreement. The Sections of the Seller Disclosure Schedule will be numbered to correspond to the applicable Section of this Agreement and, together with all matters under such heading, will be deemed to qualify only that Section unless it is manifestly evident from such disclosure that it qualifies another Section, in which case it will be deemed to qualify such other Section.

         "SELLER DISSENTING SHARES" has the meaning set forth in SECTION 1.2(a).

         "SELLER DISSENTING STOCKHOLDER" has the meaning set forth in SECTION 1.2(d).

         "SELLER'S PRINCIPAL STOCKHOLDERS" has the meaning set forth in SECTION 1.3(i).

         "STOCKHOLDERS OF SELLER" means the holders of the Seller Capital Stock at the Effective Time.

         "STOCKHOLDER SUPPORT AGREEMENT" is defined in the recitals.

         "SUBSIDIARY" means, with respect to any Person (the "OWNER"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the occurrence of a contingency that has not occurred) are held by the Owner or one or more of the Owner's Subsidiaries.

         "SURVIVING CORPORATION" has the meaning set forth in Section 1.1 (b).

         "TAX" means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital gain, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Governmental Entity, all interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any Tax liability.

         "TAX RETURN" means a report, return or other information required to be supplied to a Governmental Entity with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes Seller.

         "TRANSACTION DOCUMENTS" means this Agreement, the Escrow Agreement and the Articles of Merger.